Exhibit 4.01

Series 2021 Class B Preferred Convertible, Subordinated Debenture Indenture

This Series 2021 Class B Preferred Convertible, Subordinated Debenture Indenture (the “Indenture”), dated effective as of April 1, 2021 and executed pursuant to duly granted corporate authority and in accordance with its articles of incorporation and bylaws, and in accordance with the corporate laws of the State of Nevada, is hereby promulgated by Puget Technologies, Inc. a publicly held Nevada corporation subject to reporting obligations under §13 and §15(d) of the Exchange Act (“Puget”):

Preamble:

Whereas, Puget is proposing to issue up to $1,000,000 in principal of the Debentures (as defined herein) pursuant to this Indenture; and

Whereas, pursuant to this Indenture, each Debenture will, subject to adjustment, entitle the holder thereof to convert the principal and accrued interest of the Debenture into shares of Puget’s Class B Convertible Preferred Shares at a conversion rate of $1.75 per share; and

Whereas, all acts and deeds necessary have been done and performed to make the Debentures, when created and issued as provided in this Indenture, legal, valid and binding upon Puget with the benefits and subject to the terms of this Indenture; and

Whereas, the foregoing recitals are made as representations and statements of fact by Puget and not by the Debenture Agent:

Now therefore, Puget’s chief financial officer is hereby authorized, empowered and directed to recruit and retain a transfer agent registered as a transfer agency with the Commission and authorized to carry on business in all states of the United States as the initial Debenture agent hereunder (the “Debenture Agent”) to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Debentures issued pursuant to this Indenture, pursuant to the following terms and provisions:

Series 2021 Class B Preferred Convertible, Subordinated Debentures

Puget hereby authorizes the issuance of up to $1,000,000 in subordinated, convertible debentures pursuant to which it promises to pay to the order of the holders the sums indicated, subject to the terms, conditions and covenants set forth below.

Witnesseth:

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§2.4	No Payment when Senior Indebtedness in Default.	12
§2.5	Subrogation to Rights of Holders of Senior Indebtedness.	13
§2.6	Prepayment.	13
§2.7	Additional Terms of Debentures.	14
§2.8	Debenture Holder not a Shareholder.	14
§2.9	Debentures to Rank Pari Passu.	14
§2.10	Provisions Solely to Define Relative Rights.	14
§2.11	Puget to Effectuate Subordination.	14
§2.12	No Waiver of Subordination Provisions.	14
§2.13	Notice to holder.	15
§2.14	Reliance on Judicial Order or Certificate of Liquidating Agent.	15
§2.15	Puget Not Fiduciary for holders of Senior Indebtedness.	16
§2.16	Certain Conversions Deemed Payment.	16

	Article 3: Conversion, Trading, Exemptions from Registration	16

§3.1	Conversion.	16
§3.2	Trading, Exemptions from Registration.	16

	Article 4: Indenture Act	18

§4.1	Exemption from Provisions of Trust Indenture Act of 1939.	18
§4.2	Reliance on this Indenture.	18

	Article 5: Filing of Securities Act Registration Statement	18

§5.1	Piggyback Registration.	18
§5.2	Report of Current Event on Commission Form 8-K.	18

	Article 6: Form of Debentures	19

§6.1	Form of Debentures.	19
§6.2	Book Entry Only Debentures and Global Debenture.	19
§6.3	Authentication.	21
§6.4	Legends.	22
§6.5	Register of Debentures.	23
§6.6	Issue in Substitution for Debenture Certificates Lost, etc.	24
§6.7	Exchange of Debenture Certificates.	25
§6.8	Transfer and Ownership of Debentures.	25
§6.9	Cancellation of Surrendered Debentures.	26

	Article 7: Conversion of Debentures	26

§7.1	Right of Conversion.	26
§7.2	Debenture Conversion.	26
§7.3	Conversion; Legended Certificates.	28
§7.4	Transfer Fees and Taxes.	29
§7.5	Debenture Agency.	29
§7.6	Effect of Conversion of Debentures.	29
§7.7	Partial Conversion of Debentures; Fractions.	30
§7.8	Expiration of Debenture Conversion Rights.	30
§7.9	Accounting and Recording.	30
§7.10	Securities Restrictions.	30
§7.11	Trading Markets for Puget Securities.	31

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

	Article 8: Adjustment of Number of Shares and Conversion Price	31

§8.1	Adjustment of Number of Class B Convertible Preferred Shares and Conversion Price.	31
§8.2	Entitlement to Class B Convertible Preferred Shares on Conversion of Debenture.	35
§8.3	No Adjustment for Certain Transactions.	35
§8.4	Determination by Independent Firm.	35
§8.5	Proceedings Prior to any Action Requiring Adjustment.	35
§8.6	Certificate of Adjustment.	35
§8.7	Notice of Special Matters.	35
§8.8	No Action after Notice.	36
§8.9	Other Action.	36
§8.10	Protection of Debenture Agent.	36
§8.11	Participation by Debenture holder.	36

	Article 9: Rights of Puget and Covenants	37

§9.1	Optional Purchases by Puget.	37
§9.2	General Covenants.	37
§9.3	Debenture Agent’s Remuneration and Expenses.	37
§9.4	Performance of Covenants by Debenture Agent.	38
§9.5	Enforceability of Debentures.	38

	Article 10: Enforcement	38

§10.1	Suits by Registered Debenture holders.	38
§10.2	Suits by Puget.	38
§10.3	Immunity.	38
§10.4	Waiver of Default.	38

	Article 11: Meetings of Registered Debenture holders	39

§11.1	Right to Convene Meetings.	39
§11.2	Notice.	39
§11.3	Chairman.	39
§11.4	Quorum.	39
§11.5	Power to Adjourn.	40
§11.6	Show of Hands.	40
§11.7	Poll and Voting.	40
§11.8	Regulations.	41
§11.9	Right of Puget and Debenture Agent Participation.	41
§11.10	Powers Exercisable by Extraordinary Resolution.	41
§11.11	Meaning of Extraordinary Resolution.	42
§11.12	Powers Cumulative.	42
§11.13	Minutes.	42
§11.14	Instruments in Writing.	42
§11.15	Binding Effect of Resolutions.	42
§11.16	Holdings by Puget Disregarded.	43

	Article 12: Supplemental Indentures	43

§12.1	Provision for Supplemental Indentures for Certain Purposes.	43
§12.2	Successor Entities.	44

	Article 13: Concerning The Debenture Agent	44

§13.1	Initial Debenture Agent.	44

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§13.2	Rights and Duties of Debenture Agent.	44
§13.3	Evidence, Experts and Advisors.	44
§13.4	Documents, Funds, etc. Held by Debenture Agent.	45
§13.5	Actions by Debenture Agent to Protect Interest.	45
§13.6	Debenture Agent Not Required to Give Security.	45
§13.7	Protection of Debenture Agent.	46
§13.8	Replacement of Debenture Agent; Successor by Merger.	47
§13.9	Conflict of Interest.	47
§13.10	Acceptance of Agency.	47
§13.11	Debenture Agent not to be Appointed Receiver.	47
§13.12	Debenture Agent not Required to Give Notice of Default.	47
§13.13	Anti-Money Laundering.	47
§13.14	Compliance with Privacy Code.	48
§13.15	Securities Exchange Commission Certification.	48

	Article 14: General	49

§14.1	Notice to Puget and the Debenture Agent.	49
§14.2	Notice to Registered Debenture holders.	49
§14.3	Ownership of Debentures.	49
§14.4	Satisfaction and Discharge of Indenture.	50
§14.5	Provisions of Indenture and Debentures for the Sole Benefit of Puget, the Debenture Agent and Registered Debenture holders.	50
§14.6	Class B Convertible Preferred Shares or Debentures Owned by Puget or its Subsidiaries – Certificate to be Provided.	50
§14.7	Severability & Reformation.	51
§14.8	Force Majeure.	51
§14.9	Assignment, Successors and Assigns.	51
§14.10	Rights of Rescission and Withdrawal for Holders.	51
§14.11	License for use of Form.	51

Schedules	“A”: Form of Debenture	53
	“B”: Form for Transfer	58
	“C”: Conversion Form	60
	“D”: Form of Declaration for Removal of Legend	62

Article 1: Interpretation

§1.1        Definitions.

In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:

“Adjustment Period” means the period from the Effective Date up to and including the Expiry Time;

“Affiliate” means any Person controlled by, controlling or under the common control of by or with another Person.

“Applicable Legislation” means any statute of the United States or state thereof, and the regulations under any such named or other statute, relating to Debenture indenture or to the rights, duties and obligations of Debenture agents under Debenture indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

“Auditors” means BF Borgers CPA PC or such other firm of certified public accountants duly appointed as auditors of Puget, from time to time;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

“Authenticated” means (a) with respect to the issuance of a Debenture Certificate, one which has been duly signed by Puget and authenticated by manual signature of an authorized officer of the Debenture Agent, (b) with respect to the issuance of an Uncertificated Debenture, one in respect of which the Debenture Agent has completed all Internal Procedures such that the particulars of such Uncertificated Debenture as required by §6.3 are entered in the register of holders of Debentures, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

“Board of Directors” means Puget’s duly elected and serving board of directors acting in compliance with Puget’s then applicable articles of incorporation and bylaws and the internal rules of such board of directors.

“Book Entry Only Participants” or “Participants” means institutions that participate directly or indirectly in the Depository’s book entry registration system for the Debentures;

“Book Entry Only Debentures” means Debentures that are to be held only by or on behalf of the Depository;

“Business Day” means any day other than Saturday, Sunday or a statutory or civic holiday, or any other day on which banks are not open for business in the United States, and will be a day on which the Pink Open Market is open for trading;

“Capital Stock” means shares of any of Puget’s equity securities including, without limitation, shares of its Common Stock, Class B Convertible Preferred Stock, etc.

“Certificated Debenture” means a Debenture evidenced by a writing or writings substantially in the form of Schedule “A”, attached hereto;

“Class B Convertible Preferred Shares” means, subject to Article 8, fully paid and non-assessable shares of Puget’s Class B Convertible Preferred Stock as presently constituted;

“Class B Convertible Preferred Share Reorganization” has the meaning set forth in §8.1;

“Code” means the United States Internal Revenue Code of 1986, as amended and the regulations thereunder;

“Commission” means the United States Securities and Exchange Commission;

“Common Stock” means the shares of Puget’s common stock, $0.001 par value, currently traded on the Pink Open Market.

“Counsel” means a duly licensed attorney-at-law retained by the Debenture Agent or retained by Puget, which may or may not be counsel for Puget;

“Current Market Price” of the Class B Convertible Preferred Shares at any date means the volume weighted average trading price per Class B Convertible Preferred Share for the twenty (20) consecutive Trading Days ending five (5) Trading Days prior to such date on the Pink Open Market or if on such date the Class B Convertible Preferred Shares are not traded on the Pink Open Market, on such market or stock exchange upon which such Class B Convertible Preferred Shares are then traded and as selected by Puget’s Board of Directors, or, if such Class B Convertible Preferred Shares are not then traded or listed on any stock exchange or market, then on such reasonable basis as may be selected for such purpose by Puget’s Board of Directors;

“Debentures” means the Series 2021 Class B Convertible Preferred Share Debentures created by and authorized by and issuable under this Indenture, to be issued and countersigned hereunder as a Certificated Debenture or Uncertificated Debenture held through the book entry registration system on a no certificate issued basis, entitling the holder or holders thereof to purchase up to an aggregate of $1,000,000 in principal of 2021 Class B Convertible Preferred Share Debentures yielding interest at the annual rate of 8% payable in one balloon installment on the 730th day after issuance and convertible into shares of Puget’s Class B Convertible Preferred Shares (subject to adjustment as herein provided) at the Conversion Price prior to the Expiry Time and, where the context so requires, also means the Debentures issued and Authenticated hereunder, whether by way of Debenture Certificate or Uncertificated Debenture;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

“Debenture Agency” means the principal office of the then serving Debenture Agent or such other place as may be designated in accordance with §7.5;

“Debenture Agent” initially means the transfer agency selected by Puget to act as the transfer agent for the Debentures, or its successors from time to time;

“Debenture Certificate” means a certificate, substantially in the form set forth in Schedule “A” hereto, to evidence Certificated Debentures;

“Debenture holders”, or “holders” means Registered Debenture holders and the owners of Debentures who beneficially hold securities entitlements in respect of the Debentures registered in the name of the Depository or through a Book Entry Only Participant;

“Debenture holders’ Request” means an instrument signed in one or more counterparts by Registered Debenture holders entitled to acquire in the aggregate not less than 51% of the aggregate number of Class B Convertible Preferred Shares which could be acquired pursuant to all Debentures then unconverted and outstanding, requesting the Debenture Agent to take some action or proceeding specified therein.

“Depository” means the Depository Trust & Clearing Corporation or such other person as is designated in writing by Puget to act as depository in respect of the Debentures;

“Dividends” means any dividends paid by Puget in respect of the Class B Convertible Preferred Shares;

“Dividends paid in the ordinary course” means cash dividends paid on the Class B Convertible Preferred Shares in any financial year of Puget to the extent that the amount or value of such dividends in the aggregate does not exceed the greater of (i) 100% of the aggregate amount or value of dividends paid by Puget on the Class B Convertible Preferred Shares in its immediately preceding financial year in which a dividend was paid, and (ii) the consolidated net earnings from continuing operations of Puget, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in the United States of America);

“Effective Date” means the date of this Indenture;

“Exchange Act” means the Securities and Exchange Act of 1934, as amended;

“Conversion Rate” means the number of Class B Convertible Preferred Shares subject to the right of purchase under each Debenture, which, as at the Effective Date, is one (1) Class B Convertible Preferred Share for each $1.75 of principal and accrued interest represented by the Debenture, i.e., assuming conversion at maturity of a $1,000 Debenture, accrued interest would have been $166.40 thus principal and accrued interest would have been $1,166.40 and based on conversion of $1.75 per share, would have resulted in conversion into 667 shares of Class B Convertible Preferred, the fractional share having been converted into a whole share;

“Conversion Date” means, in relation to a Debenture, the Business Day on which such Debenture is validly converted or deemed to be validly converted in accordance with Article 7 hereof;

“Conversion Notice” has the meaning set forth in §7.2(1);

“Conversion Price” means the price at which a whole Class B Convertible Preferred Share may be acquired upon the conversion of a Debenture, which is initially $1.75 per Class B Convertible Preferred Share, subject to adjustment in accordance with the provisions of §8.1;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

“Expiry Date” means the 730th day following payment for the Debenture but no earlier than March 31, 2023, subject to extension in the sole discretion of Puget;

“Expiry Time” means 4:30 p.m. (New York City time) on the Expiry Date;

“Extraordinary Resolution” has the meaning set forth in 7.11(1);

“First Closing Date” means a date after April 1, 2021 when the Debentures are first issued to investors in a proposed private placement of units of Puget’s securities based on meeting minimum placement requirements or such other date as Puget and the Agent will determine;

“Indenture Act” means the Trust Indenture Act of 1939, as amended;

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Debenture Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Debenture Agent, it being understood that neither preparation and issuance will constitute part of such procedures for any purpose of this definition;

“Issue Date” means the date the Debentures are issued in connection with the First Closing Date and any Subsequent Closing Date;

“Global Debentures” means Debentures representing all or a portion of the aggregate number of Debentures issued in the name of the Depository represented by an Uncertificated Debenture, or if requested by the Depository or Puget, by a Debenture Certificate. Book entry is a system of tracking ownership of securities where no certificate is given to investors. In the case of book-entry-only issues, while investors do not receive certificates, a custodian holds one or more global certificates. Most investors who use an online broker or even a regular full-service broker will have their shares held in book-entry form. On August 8, 2006, the Commission approved a rule changed by NASDAQ, NYSE and AMEX requiring all listed securities (except certain debt securities) to be eligible for a direct registration system. Direct registration is an entirely electronic book-entry style system that does not involve physical certificates. The rule change does not eliminate physical certificates, but requires issuers to be eligible for entirely electronic recording of securities ownership. Book-entry securities are settled by the Depository Trust Company which is the Depository Trust & Clearing Corporation’s central securities depository;

“Maturity Date” means the 730th day (end of the second year) following the date on which a subscriber has tendered the total subscription price for his, her, it is or their Debenture, to Puget, in cleared and immediately available funds;

“Mutatis Mutandis” means making necessary alterations while not affecting the main point at issue.

“Party” or “Parties” means Puget and any Person who accepts benefits or responsibilities pursuant to this Indenture, including, without limitation, the Debenture Agent and the Debenture holders;

“Person” means an individual, body corporate, partnership, trust, debenture agent, executor, administrator, legal representative or any unincorporated organization;

“Pink Open Market” means the platform for transparent trading and best execution in any security owned and operated by the OTC Markets Group. There are no financial standards or disclosure requirements. A wide spectrum of companies are traded on this market, including foreign companies that limit their disclosure in the U.S., penny stocks and shells, as well as distressed, delinquent, and dark companies not willing or able to provide information to investors. The Pink Market is for professional and sophisticated investors with a high risk-tolerance for trading companies with limited information available and limited regulatory oversight.

“Register” means the one set of records and accounts maintained by the Debenture Agent pursuant to §6.5:

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

“Registered Debenture holders” means the persons who are registered owners of Debentures as such names appear on the register, and for greater certainty, will include the Depository as well as the holders of Certificated Debentures or Uncertificated Debentures appearing on the register of the Debenture Agent;

“Regulation A” means Regulation A as promulgated by the Commission under the Securities Act;

“Regulation D” means Regulation D as promulgated by the Commission under the Securities Act;

“Regulation S” means Regulation S as promulgated by the Commission under the Securities Act;

“Rights Offering” has the meaning set forth in §8.1;

“Subsequent Closing Date” means any day after the First Closing Date on which a closing takes place for units of Puget’s securities that include the Debentures, or such other date as Puget advises;

“Securities Act” means the Securities Act of 1933, as amended:

“Service” means the United States Internal Revenue Service;

“Shareholders” means holders of shares of Puget’s Capital Stock, whether common, preferred or otherwise;

“Subscriber” means a person who applies to purchase a Debenture;

“This Debenture Indenture”, “this Indenture”, “this Agreement”, “hereto” “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “§”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

“Trading Day” means, with respect to the Pink Open Market, a day on which such market is open for the transaction of business;

“Uncertificated Debenture” means any Debenture which is not a Certificated Debenture;

“Unit” means the units issued in connection with the proposed private placement of Puget securities each consisting of one Debenture in the principal amount of $1,000 dollars, 1,000 Class B Convertible Preferred Shares and Warrants to purchase an additional 2,000 Class B Convertible Preferred Shares at an exercise price of $1.75 on or before March 31, 2023;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S;

“U.S. Purchaser” means an original purchaser of the units of which the Debentures comprise a part who was, at the time of purchase, (a) a U.S. Person, (b) any person purchasing such units on behalf of, or for the account or benefit of, any U.S. Person or any person in the United States, (c) any person who receives or received an offer to acquire such units while in the United States, and (d) any person who was in the United States at the time such person’s buy order was made or the subscription agreement pursuant to which such units were acquired was executed or delivered;

“U.S. Debenture holder” means any Debenture holder that is (a) is a U.S. Person, (b) is in the United States, (c) received an offer to acquire Debentures while in the United States, or (d) was in the United States at the time such Debenture holder’s buy order was made or such Debenture holder executed or delivered its purchase order for the Debentures; and

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

“Written order of Puget”, “written request of Puget”, “written consent of “Puget”, “Officer’s Certificate” and “certificate of Puget” mean, respectively, a written order, request, consent and certificate signed in the name of Puget by any duly authorized signatory of Puget and may consist of one or more instruments so executed.

“Written Notice”, with respect to Debenture holders, includes notice by 1st class mail, notice by electronic mail, and, if notice is general to all Debenture holders, notice by publication in a newspaper of general circulation in the United States (e.g., The Wall Street Journal, USA Today) accompanied by notice on Puget’s corporate website (currently https://pugettechnologies.com/).

§1.2        Gender and Number.

Words importing the singular number or masculine gender will include the plural number or the feminine or neuter genders, and vice versa.

§1.3        Headings, etc.

The division of this Indenture into Articles and Sections (§), the provision of a Table of Contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture or of the Debentures.

§1.4        Day not a Business Day.

If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice will be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

§1.5        Time of the Essence.

Unless waived by Puget, time will be of the essence of this Indenture.

§1.6       Monetary References.

Whenever any amounts of money are referred to herein, such amounts will be deemed to be in lawful money of the United States of America unless otherwise expressed.

§1.7       Applicable Law, Venue & Dispute Resolution.

By accepting the role of Debenture Agent or, execution and delivery of the subscription agreement pursuant to which Debentures will be issued, Puget, the Debenture Agent and the Subscriber(s) will have irrevocably agreed that:

(1)	Any matters pertaining to this Indenture and the Debentures issuable hereunder and the Class B Convertible Preferred Stock issuable upon conversion of the Debentures shall be governed by and construed in accordance with the laws of the State of Nevada but any proceedings arising hereunder shall be adjudicated before a forum located within the county in which Puget maintains its principal legal offices, or in the absence of any such offices, its principal administrative offices.

(2)	In the event any provision of this Indenture shall be deemed unenforceable under the laws binding on a tribunal adjudicating its validity, then the Parties will have requested that such tribunal reform the Debenture issuable pursuant to this Indenture in such manner as will most closely accomplish its purpose without violating applicable laws or public policies.

(3)	Puget, the Debenture Agent and each of the Subscribers will be deemed to have irrevocably accepted and submitted, for themselves and anyone claiming interest under them, generally and unconditionally, to the in personam jurisdiction of any tribunal meeting the requirements for venue set forth above.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(4)	(a)	Puget, the Debenture Agent and each of the Subscribers will have irrevocably consented to service of any summons and/or legal process by registered or certified United States air mail, postage prepaid, to the party served at the address determined in the manner hereinbefore set forth in this Indenture for the provision of notice, such method of service to constitute, in every respect, sufficient and effective service of process in any such legal action or proceeding.

(b)	Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law.

(c)	Puget, the Debenture Agent and each of the Subscribers will have further agreed that final judgment against any of them in any legal action, suit or proceeding complying with the foregoing provisions shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the subject party’s liability.

(5)	Notwithstanding the foregoing, all disputes, misunderstandings, conflicts or required interpretations arising hereunder which Debenture holders pursue will be resolved in the following manner, first, through mediation and then, if mediation is not successful after 60 days, through binding arbitration in accordance with the rules and procedures of the American Arbitration Association’s® Miami Regional Office.

Article 2: Basic Terms

§             2.1 Creation and Issue of Debentures.

(1)	A maximum of $1,000,000 in principal of Debentures (subject to adjustment as herein provided) are hereby created and authorized to be issued in accordance with the terms and conditions hereof.

(2)	By written order of Puget, the Debenture Agent will deliver Debenture Certificates to Registered Debenture holders and record the name of the Registered Debenture holders on the Debenture register.

(3)	Registration of interests in Debentures held by the Depository may be evidenced by a position appearing on the register for Debentures of the Debenture Agent for an amount representing the aggregate number of such Debentures outstanding from time to time.

(4)	The Series 2021 Class B Preferred Convertible, Subordinated Debentures (the “Debentures”) will be issued in the aggregate principal amount of up to $1,000,000 through private placements pursuant to the provisions of 15 U.S. Code § 77d - Exempted transactions and Rule 506(b) of Regulation D promulgated thereunder.

(5)	Each Debenture shall be payable as follows:

(a)	Interest at the annual rate of 8%, compounded annually, shall be payable in one aggregate payment on the Maturity Date of the Debenture, subject to tender of the Debenture for cancellation and payment in the manner hereinafter provided therefore.

(b)	Except in the event of a default on payment after presentation therefor, interest shall cease on the Maturity Date.

(c)	Principal on the Debentures shall be payable on the 730th day (end of the second year) following the date on which a subscriber has tendered the total subscription price for his, her, it is or their Debenture, to Puget, in cleared and immediately available funds.

(6)	The Debenture holder may elect to subdivide the Debentures acquired into two or more separate obligations, at his, her or its option, provided, however, that each separate resulting instrument must be in an amount of at least $1,000 in principal and must be divisible by 1,000 without resulting fraction, except as to one single certificate which will be in such amount as is required to accurately reflect the principal balance and accrued interest then due.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(7)	Transfers or divisions of Debentures will be affected by the Debenture Agent at the written request of the Debenture holder, including appropriate signature guarantees (but payment of bond transfer fees and taxes shall be the responsibility of the Debenture holder) provided, however, that unless the Debentures are properly registered pursuant to Section 5 of the Securities Act and comparable Blue Sky Laws in the state of the transferee’s domicile, no transfers will be effected unless an opinion of legal counsel acceptable to Puget is provided by the holder attesting to the fact that the transfer will not violate applicable laws and detailing the factual and legal basis for such opinion.

(8)	Upon issuance of a Debenture, Puget shall immediately instruct its transfer agent to reserve the quantity of Class B Convertible Preferred Stock required to be issued in the event of conversion of the Debenture and the quantity of Common Stock into which the Class B Convertible Preferred Stock issued upon such conversion can in turn be converted (ten shares of Common Stock for each share of Class B Convertible Preferred Stock), and shall require its transfer agent to maintain such reserved stock until the Debentures are either paid in full or converted.

(9)	By accepting any of the rights granted under this Indenture, the Debenture holder and all of the Debenture holder’s successors in interest to any rights under this Indenture shall be conclusively presumed to have accepted all obligations set forth herein as applying to Debenture holders, such acceptance constituting a condition precedent to any obligations of Puget to the Debenture holder or his, her or its successor in interest arising from the transaction reflected in this Indenture.

§2.2        Security and Subordination.

(1)	The Debentures issuable pursuant to this Indenture are unsecured, general obligations of Puget subordinate to Senior Indebtedness.

(a)	Puget covenants and agrees and each Debenture holder, by his acceptance thereof likewise covenants and agrees that, to the extent and in the manner hereinafter set forth in this Section 2, the indebtedness represented by the Debentures and the payment of the principal of and interest on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

(b)	“Senior Indebtedness” means all liabilities, contingent or otherwise, of Puget (1) for borrowed money (but only if the recourse of the lender is secured by any assets of Puget) and (2) with respect to letters of credit, bankers acceptances, or similar instruments issued or accepted by banks (“Indebtedness”) incurred by Puget prior to or after the date of the Debenture and any replacement, renewal, refinancing, and extension (whether direct or indirect) thereof; provided, however, that notwithstanding anything to the contrary in this Indenture, Senior Indebtedness does not include (i) any Indebtedness of Puget that by its terms or the terms of the instrument creating or evidencing it expressly provides that such Indebtedness is subordinate in right of payment to, or pari passu in right of payment with, the Debentures issuable hereunder, and (ii), any Indebtedness that ranks subordinate in right of payment to any other Indebtedness of Puget; provided that the limitation set forth in this clause (ii) shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any liens arising or created in respect of some but not all Senior Indebtedness.

(2)       In the event of any:

(a)	Insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Puget or to its creditors, as such, or to its assets;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(b)	Liquidation, dissolution or other winding up of Puget, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(c)	Assignment for the benefit of creditors or any other marshaling of assets and liabilities of Puget,

then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money’s worth, before the Debentures holders are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Debentures, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Debentures in any such case, proceeding, dissolution, liquidation or other winding up or event.

(3)	In the event that, notwithstanding the foregoing provisions of this §2.2, the holder of any Debenture shall have received any payment or distribution of assets of Puget of any kind or character, whether in case, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to such holder, then and in such event such payment or distribution shall be paid over by the Debenture holder or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Puget for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(4)	The consolidation of Puget with, or the merger of Puget into, another Person or the liquidation or dissolution of Puget following the conveyance or transfer of its properties and assets substantially as an entirety to another Person shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of Puget for the purposes of this §2.2 if the Person formed by such consolidation or into which Puget is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, agree to comply with Puget’s obligations under the Senior Indebtedness.

§2.3        Prior Payment of Senior Indebtedness upon Acceleration of Debentures.

(1)	In the event that any Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness shall, if required pursuant to the terms of any Senior Indebtedness, be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money’s worth, before the holders of the Debentures are entitled to receive any payment by Puget on account of the principal of (or premium, if any) or interest on the Debentures or on account of the purchase or other acquisition of Debentures.

(2)	In the event that, notwithstanding the foregoing, Puget shall make any payment to the holder of any Debenture prohibited by the foregoing provisions of this §2.3, then and in such event such upon demand, payment shall be paid over and delivered forthwith by the recipient to Puget.

§2.4        No Payment when Senior Indebtedness in Default.

(1)	In the event and during the continuation of (1) any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or (2) in the event any judicial proceeding shall be pending with respect to any such default, then no payment shall be made by Puget on account of principal of (or premium, if any) or interest on the Debentures or on account of the purchase or other acquisition of Debentures.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(2)	In the event that, notwithstanding the foregoing, Puget shall make any payment to the holder of any Debenture prohibited by the foregoing provisions of this §2.4, and if such fact shall, at or prior to the time of such payment, have been made known to such holder, then and in such event such payment shall be paid over and delivered forthwith to Puget.

(3)	Nothing contained in this §2.4 or elsewhere in the Debentures shall prevent:

(a)	Puget, at any time except during the pendency of any case, proceeding dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Puget referred to in §2.2 or under the conditions described in §2.3 or §2.4, from making payments at any time of principal of (and premiums, if any) or interest on the Debentures; or

(b)	The retention of such payment by the holders, if, at the time it did not have knowledge that such payment would have been prohibited by the provisions of this Article 2.

§2.5        Subrogation to Rights of Holders of Senior Indebtedness.

(1)	Subject to the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 2 (equally and ratably with the holders of all indebtedness of Puget which by its express terms is subordinated to indebtedness of Puget to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full.

(2)	For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures would be entitled except for the provisions of this Article 2, and no payments over pursuant to the provisions of this Article 2 to the holders of Senior Indebtedness by holders of the Debentures shall, as among Puget, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, be deemed to be a payment or distribution by Puget to or on account of the Senior Indebtedness.

§2.6        Prepayment.

The Debenture is pre-payable, in whole or in part, at the sole election of Puget, at any time, without prepayment penalties, subject to the following requirements:

(1)	Puget may not selectively prepay the Debentures but rather, unless it has elected to prepay all of the Series 2021 Class B Preferred Convertible, Subordinated Debentures, it must notify all Series 2021 Class B Preferred Convertible, Subordinated Debenture holders (the “Prepayment Notice”), as hereinafter provided for provision of notice to Debenture holders, specifying the terms of prepayment, and advising all Debenture holders who desire to voluntarily accept prepayment to notify Puget on or before a specified date no earlier than the tenth business day following the date of the Prepayment Notice, in writing in the manner hereinafter set forth for providing notice to Puget, of such fact (the “Prepayment Request Notice”).

(2)	Puget shall first prepay the Debentures held by persons who have provided timely Prepayment Request Notices and if such Debenture holders held Debentures with an aggregate balance due exceeding the amount specified for prepayment, Puget may, in its sole discretion, either elect to increase the amount due which it is prepared to prepay in order to prepay all of them; elect to prepay the Debentures based on first paying Debenture holders of Debentures with the largest aggregate amount due; or, elect to prepay the Debentures by random selection of Debenture serial numbers.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(3)	In the event that the aggregate amount due to the holders of Debentures that have provided Prepayment request Notices is less than the amount that the amount specified for prepayment, Puget may, in its sole discretion, either elect to decrease the amount due which it is prepared to prepay in order to limit prepayment to the Debentures held by those Debenture holders that provided the Prepayment Request Notice; elect to prepay the balance of the Debentures to be prepaid based on first paying holders of Debentures with the smallest aggregate amount due; or, elect to prepay the Debentures by random selection of Debenture serial numbers.

(4)	In all cases, the holders of Debentures will be provided until not earlier than the 30th day following the date of the Prepayment Notice, with the option of converting all (but not less than all) of the Debentures held by them, directly or indirectly, into shares of Puget’s Class B Convertible Preferred Stock, in the manner hereinbefore provided.

§2.7        Additional Terms of Debentures.

(1)	No fractional shares of Puget’s Class B Convertible Preferred Stock will be issued or otherwise provided for hereunder and Debentures may only be converted in a sufficient number to acquire whole numbers of Class B Convertible Preferred Shares except for a single share per holder regardless of the number of Debentures held.

(2)	Each Debenture will entitle the holder thereof to such other rights and privileges as are set forth in this Indenture.

(3)	The number of Class B Convertible Preferred Shares which may be acquired pursuant to conversion of the Debentures and the Conversion Price therefor will be adjusted upon the events and in the manner specified in §8.1.

§2.8        Debenture holder not a Shareholder.

Except as may be specifically provided herein, nothing in this Indenture or in the holding of a Debenture Certificate, entitlement to a Debenture or otherwise, will, in itself, confer or be construed as conferring upon a Debenture holder any right or interest whatsoever as a Shareholder, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of Puget, or the right to Dividends and other allocations.

§2.9        Debentures to Rank Pari Passu.

All Debentures will rank equally and without preference over each other, whatever may be the actual date of issue thereof.

§2.10     Provisions Solely to Define Relative Rights.

(1)	The provisions of this Article 2 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures on the one hand and the holders of Senior Indebtedness on the other hand.

(2)	Nothing contained in this of this Article 2 or elsewhere in the Debentures is intended to or shall (1) impair, as among Puget, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, the obligation of Puget, which is absolute and unconditional (and which, subject to the rights under this of this Article 2 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of Puget), to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (2) affect the relative rights against Puget of the holders of the Debentures and creditors of Puget other than the holders of Senior Indebtedness; or (3) prevent the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this of this Article 2 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to such holder.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§2.11     Puget to Effectuate Subordination.

Each holder of a Debenture by his acceptance thereof authorizes and directs Puget on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 2 and appoints any designee of Puget his, her or its attorney in fact for any and all such purposes.

§2.12     No Waiver of Subordination Provisions.

(1)	No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Puget or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Puget with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(2)	Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article 2 or the obligation hereunder of the holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against Puget and any other Person.

§2.13     Notice to holder.

(1)	Puget shall give prompt written notice to the holder of any fact known to Puget which would prohibit the making of any payment to or by the holder in respect of the Debentures.

(2)	Notwithstanding the provisions of this Article 2 or any other provision of this Indenture, the holder shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the holder in respect of the Debentures, unless and until the holder shall have received written notice thereof from Puget or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the holder shall be entitled in all respects to assume that no such facts exist; provided, however, that if the holder shall not have received the notice provided for in this Article 2 at least ten business days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the holder shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within ten business days prior to such date.

(3)	Puget shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor).

(4)	In the event that Puget determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 2, Puget may request such Person to furnish evidence to the reasonable satisfaction of Puget as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such Payment or distribution and any other facts pertinent to the rights of such Person under this Article 2, and if such evidence is not furnished, Puget may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§2.14     Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of Puget referred to in this Article 2, the holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of Puget, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 2.

§2.15     Puget Not Fiduciary for holders of Senior Indebtedness.

(1)	No implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against Puget.

(2)	Puget shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to holders of Debentures or to Puget or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 2 or otherwise.

§2.16:    Certain Conversions Deemed Payment.

(1)	For the purposes of this Article 2 only, (1) the issuance and delivery of Class B Convertible Preferred Stock upon conversion of Debentures as provided for in this Indenture shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Debentures or on account of the purchase or other acquisition of Debentures but (2) the payment, issuance or delivery of cash, property or securities (other than Class B Convertible Preferred Stock) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of such Debenture.

(2)	For the purposes of this Article 2, the term junior securities means (1) shares of any stock of any class of Puget and (2) securities of Puget which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article 2.

(3)	Nothing contained in this Article 2 or elsewhere in the Debentures is intended to or shall impair, as among Puget, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, the right, which is absolute and unconditional, of the holder of any Debenture to convert such Debenture in accordance with the provisions of this Indenture.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

Article 3 Conversion, Trading, Exemptions from Registration

§3.1        Conversion.

The Debenture shall, at the Debenture holder’s option, be convertible into shares of Puget’s Class B Convertible Preferred Stock, $0.001 par value per share, at a conversion price of $1.75 per share unless Puget shall have split or reverse split its Class B Convertible Preferred Stock subsequent to the date of the Debenture, in which case, the exercise price shall be adjusted in inverse ratio to such reverse or forward split (e.g., in the event of a three for one split, the Debenture holder shall be entitled to three shares of Class B Convertible Preferred Stock for each $1.75 in principal and accrued interest, whereas in the event of a one share for three reverse split, the Debenture holder shall be entitled to one third of a share of Class B Convertible Preferred Stock for each $1.75 in principal and accrued interest.

§3.2        Trading, Exemptions from Registration.

(1)	Unless the Debenture shall have been registered under Section 5 of the Securities Act and any applicable Blue Sky Laws it shall be issued in reliance on the exemptions provided by Rule 506(b) of Regulation D promulgated under authority of the Securities Act.

(2)	Except for up to 35 non-accredited investors, all other subscribers for Debentures must have confirmed to Puget that he, she or it meets one of the following definitions of an “accredited investor” contained in SEC Rule 501(a) of Regulation D, and by acceptance of the Debenture, the Debenture holder thereby confirms such assertion under penalty of perjury:

The term “accredited investor” is defined in Rule 501 of Regulation D of the U.S. Securities and Exchange Commission (SEC) as:

1.	A bank, insurance company, registered investment company, business development company, or small business investment company.

2.	An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million.

3.	A charitable organization, corporation, or partnership with assets exceeding $5 million.

4.	A director, executive officer, or general partner of the company selling the securities.

5.	A business in which all the equity owners are accredited investors.

6.	A natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, or has assets under management of $1 million or above, excluding the value of the individual’s primary residence.

7.	A natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

8.	A trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes.

9.	A natural person who has certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, which the Commission may designate from time to time. Presently holders in good standing of the Series 7, Series 65, and Series 82 licenses.

10.	Natural persons who are “knowledgeable employees” of a fund with respect to private investments.

11.	Limited liability companies with $5 million in assets may be accredited investors.

12.	SEC- and state-registered investment advisers, exempt reporting advisers, and rural business investment companies may qualify.

13.	Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered.

14.	Family offices with at least $5 million in assets under management and their “family clients,” as each term is defined under the Investment Advisers Act.

15.	“Spousal equivalent” to the accredited investor definition, so that spousal equivalents may pool their finances for the purpose of qualifying as accredited investors.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(3)	The persons subscribing for Debentures under this Indenture, by acceptance of the Debenture subscribed for, hereby confirm that

(a)	He, she or it has reviewed all of Puget’s filings under the Exchange Act currently posted on the SEC’s Internet web site during the past 12 months, has had the opportunity to question officers and directors of Puget concerning its business, history, personnel and, unless the Debentures have been registered or qualified for issuance under the Securities Act and applicable Blue Sky Laws, the terms of the private placement pursuant to which the Debenture was issued;

(b)	Because neither the Debenture nor the shares of Class B Convertible Preferred Stock issuable in the event of its conversion have been registered with the SEC or any state securities regulatory authorities, the Debenture holder has acknowledged that:

1.	The Debenture and the shares of Class B Convertible Preferred Stock issuable upon conversion will bear legends restricting their transfer, sale, conveyance or hypothecation unless they are either registered under the provisions of Section 5 of the Securities Act and the securities laws of the Debenture holders state of domicile, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to Puget is provided by the Debenture holder to the effect that such registration is not required as a result of applicable exemptions therefrom; provided that Puget and the subscribers for the Debentures acknowledge that it is their understanding that because the exchange of the Debenture on conversion is solely in consideration for shares of Puget’s Class B Convertible Preferred Stock, the holding period applicable prior to resale under SEC Rule 144(d) will commence on the date of the Debenture, pursuant to the exchange of securities provisions of Rule 144(d)(3)(ii).

2.	Puget’s transfer agent shall be instructed not to transfer the Debenture or any of the Class B Convertible Preferred Stock issued on conversion hereof unless Puget advises it that such transfer is in compliance with all applicable laws; and

3.	The Debenture holder will be acquiring the Debenture for his, her or its own account, for investment purposes only, and not with a view to further sale or distribution.

Article 4 Indenture Act

§4.1        Exemption from Provisions of Trust Indenture Act of 1939.

The Series 2021 Class B Preferred Convertible, Subordinated Debentures will not be subject to the protective features of the Indenture Act, as amended (the “Indenture Act”) pertaining to required use of an approved form of trust indenture and the employment of an independent trustee to protect the interests of the Debenture holders, pursuant to exemptive provisions of Sections 304(a)(9) of the Indenture Act and Rule 4a-1 adopted thereunder (Reg. § 260.4a-3).

Exempted securities under Section 304(a)(9)

“The provisions of the Trust Indenture Act of 1939 shall not apply to any security which has been or is to be issued under an indenture which limits the aggregate principal amount of securities at any time outstanding thereunder to $10,000,000 or less, but this exemption shall not be applied within a period of thirty-six consecutive months to more than $10,000,000 aggregate principal amount of securities of the same issuer.”

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§4.2        Reliance on this Indenture.

Because the Debentures are not afforded many of the safeguards applicable under the Indenture Act, all of the terms of the Series 2021 Class B Preferred Convertible, Subordinated Debentures are contained in this instrument, consequently, its detailed terms are of substantial importance to Puget, the Debenture Agent and to the Debenture holders.

Article 5 Filing of Securities Act Registration Statement

§5.1        Piggyback Registration.

In the event Puget files a registration statement during the term of this Indenture, it shall notify all of the original Debenture holders of the series of the Series 2021 Class B Preferred Convertible, Subordinated Debentures in writing, and their successors in interest either in writing or by publication in a newspaper of national circulation (e.g., USA Today or the Wall Street Journal) of such intent and shall, at the request of any of them but at their expense, register their Debenture(s) and the shares of Class B Convertible Preferred Stock underlying the conversion rights described herein, in such registration statement.

§5.2        Report of Current Event on Commission Form 8-K.

Subscribers for Debentures hereby acknowledge that while Puget intends to file a copy of this Indenture with the SEC as an exhibit under the Exchange Act, such filing does not imply compliance with registration requirements under the Securities Act.

Article 6: Form of Debentures

§6.1       Form of Debentures.

(1)	The Debentures may be issued in both certificated and uncertificated form.

(2)	Each Debenture originally issued to a U.S. Purchaser will be evidenced in certificated form only and bear the applicable legends as set forth in Schedule “A” hereto.

(3)	All Debentures issued in certificated form will be evidenced by a Debenture Certificate (including all replacements issued in accordance with this Indenture), substantially in the form set out in §Article 6 and Schedule “A” hereto, which will be dated as of the Issue Date, will bear such distinguishing letters and numbers as Puget may prescribe, and will be issuable in any denomination excluding fractions.

(4)	All Debentures issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Debenture holders to be maintained by the Debenture Agent in accordance with §6.2.

§6.2       Book Entry Only Debentures and Global Debenture.

(1)	(a)	Reregistration of beneficial interests in, and transfers of, Debentures held by the Depository will be made only through the book entry registration system and no Debenture Certificates will be issued in respect of such Debentures except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository or as determined by Puget, from time to time.

(b)	Except as provided in this §6.2, owners of beneficial interests in any Book Entry Only Debentures or Global Debentures will not be entitled to have Debentures registered in their names and will not receive or be entitled to receive Debentures in definitive form or to have their names appear in the register referred to in §6.5 herein.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(c)	Notwithstanding any terms set out herein, Debentures having any legend set forth in §6.4 herein and held in the name of the Depository may only be held in the form of Uncertificated Debentures with the prior consent of the Debenture Agent and in accordance with the internal procedures of the Debenture Agent.

(2)	Notwithstanding any other provision in this Indenture, no Book Entry Only Debentures or Global Debentures may be exchanged or transferred in whole or in part for Debentures registered, and no transfer of any Book Entry Only Debentures or Global Debentures in whole or in part may be registered, in the name of any person other than the Depository for such Global Debentures or Book Entry Only Debentures or a nominee thereof unless:

(a)	The Depository notifies Puget that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Debentures or the Global Debentures and Puget is unable to locate a qualified successor;

(b)	Puget determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the Book Entry Only Debenture or Global Debentures and Puget is unable to locate a qualified successor;

(c)	The Depository ceases to be a transfer agency or otherwise ceases to be eligible to be a depository and Puget is unable to locate a qualified successor;

(d)	Puget determines that the Debentures will no longer be held as Book Entry Only Debentures through the Depository;

(e)	Such right is required by Applicable Law, as determined by Puget and Puget’s Counsel;

(f)	The Debenture is to be Authenticated to or for the account or benefit of a U.S. Debenture holder; or

(g)	Upon request of a Book Entry Only Participant of a beneficial holder and such registration is effected in accordance with the internal procedures of the Depository and the Debenture Agent,

following which, Debentures for those holders requesting the same will be registered and issued to the beneficial owners of such Debentures or their nominees as directed by the holder; provided that, Puget will provide an Officer’s Certificate giving notice to the Debenture Agent of the occurrence of any event outlined in this §6.2 (2)(a)–(g).

(3)	(a)	Subject to the provisions of this §6.2, any exchange of an Global Debenture for Debentures which are not an Global Debenture may be made in whole or in part in accordance with the provisions of §6.7, mutatis mutandis.

(b)	All such Debentures issued in exchange for an Global Debenture or any portion thereof will be registered in such names as the Depository will direct and will be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to Global Debenture) as the Global Debenture or portion thereof surrendered upon such exchange.

(4)	Every Debenture that is Authenticated upon registration or transfer of an Global Debenture, or in exchange for or in lieu of an Global Debenture or any portion thereof, whether pursuant to this §6.2, or otherwise, will be Authenticated in the form of, and will be, an Global Debenture, unless such Debenture is registered in the name of a person other than the Depository for such Global Debenture or a nominee thereof.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(5)	Notwithstanding anything to the contrary in this Indenture, subject to applicable law, the Global Debenture will be issued as an Uncertificated Debenture, unless otherwise requested in writing by the Depository or Puget.

(6)	The rights of beneficial owners of Debentures who hold securities entitlements in respect of the Debentures through the book entry registration system will be limited to those established by applicable law and agreements between the Depository and the Book Entry Only Participants and between such Book Entry Only Participants and the beneficial owners of Debentures who hold securities entitlements in respect of the Debentures through the book entry registration system, and such rights must be exercised through a Book Entry Only Participant in accordance with the rules and procedures of the Depository.

(7)	Notwithstanding anything herein to the contrary, neither Puget nor the Debenture Agent nor any agent thereof will have any responsibility or liability for:

(a)	the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Debentures or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Debenture represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(b)	maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or

(c)	any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

(8)	Puget may terminate the application of this §6.2 in its sole discretion in which case all Debentures will be evidenced by Debenture Certificates registered in the name of a Person other than the Depository.

§6.3       Authentication.

(1)	(a)	For Debentures issued in certificated form, the form of certificate representing Debentures will be substantially as set out in Schedule “A” hereto or such other form as is authorized from time to time by the Debenture Agent.

(b)	Each Debenture Certificate will be Authenticated manually on behalf of the Debenture Agent.

(c)	Each Debenture Certificate will be signed by any two duly authorized signatories of Puget; whose signature will appear on the Debenture Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon Puget as if it had been signed manually.

(d)	Any Debenture Certificate which has two signatures as hereinbefore provided will be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate.

(e)	The Debenture Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Debenture Agent may determine.

(2)	(a)	The Debenture Agent will Authenticate Uncertificated Debentures (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures and Puget will, and hereby acknowledges that it will, thereupon be deemed to have duly and validly issued such Uncertificated Debentures under this Indenture.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(b)	Such Authentication will be conclusive evidence that such Uncertificated Debenture has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture.

(c)	The register will be final and conclusive evidence as to all matters relating to Uncertificated Debentures with respect to which this Indenture requires the Debenture Agent to maintain records or accounts.

(d)	In case of differences between the register at any time and any other time the register at the later time will be controlling, absent manifest error and such Uncertificated Debentures are binding on Puget.

(3)	Any Debenture Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issue of such Debenture Certificate will, subject to the terms of this Indenture and applicable law, validly entitle the holder to acquire Class B Convertible Preferred Shares, notwithstanding that the form of such Debenture Certificate may not be in the form currently required by this Indenture.

(4)	(a)	No Debenture will be considered issued and will be valid or obligatory or will entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by the Debenture Agent.

(b)	Authentication by the Debenture Agent, including by way of entry on the register, will not be construed as a representation or warranty by the Debenture Agent as to the validity of this Indenture or of such Debenture Certificates or Uncertificated Debentures (except the due Authentication thereof) or as to the performance by Puget of its obligations under this Indenture and the Debenture Agent will in no respect be liable or answerable for the use made of the Debentures or any of them or of the consideration thereof.

(c)	Authentication by the Debenture Agent will be conclusive evidence as against Puget that the Debentures so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(5)	(a)	No Certificated Debenture will be considered issued and Authenticated or, if Authenticated, will be obligatory or will entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Debenture Agent substantially in the form of the Debenture set out in Schedule “A” hereto.

(b)	Such Authentication on any such Certificated Debenture will be conclusive evidence that such Certificated Debenture is duly Authenticated and is valid and a binding obligation of Puget and that the holder is entitled to the benefits of this Indenture.

(6)	(a)	No Uncertificated Debenture will be considered issued and will be obligatory or will entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Debenture.

(b)	Such entry on the register of the particulars of an Uncertificated Debenture will be conclusive evidence that such Uncertificated Debenture is a valid and binding obligation of Puget and that the holder is entitled to the benefits of this Indenture.

(7)	The Authentication by the Debenture Agent of any Debentures whether by way of entry on the register or otherwise will not be construed as a representation or warranty by the Debenture Agent as to the validity of the Indenture or such Debentures (except the due Authentication thereof) or as to the performance by Puget of its obligations under this Indenture and the Debenture Agent will in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof.

§6.4       Legends.

(1)	(a)	Neither the Debentures nor the Class B Convertible Preferred Shares issuable upon conversion of the Debentures have been or will be registered under the Securities Act or under any United States state securities laws.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(b)	Each Debenture Certificate originally issued to a U.S. Purchaser and each Debenture Certificate issued in exchange therefor or in substitution thereof will bear, for so long as required by the Securities Act or applicable state securities laws, the following legend or such variations thereof as Puget may prescribe from time to time:

“This Debenture and the securities deliverable upon the conversion thereof have not been registered under the united states securities act of 1933, as amended or under the securities laws of any state. The holder hereof, by purchasing such securities, agrees for the benefit of the issuer of such securities and its successors (“Puget”) that such securities may be offered, sold, pledged or otherwise transferred, directly or indirectly, only (a) to Puget; (b) outside the United States in accordance with Commission Rule 904 of Regulation S and in compliance with local laws and regulations; (c) in accordance with the exemption from registration provided by Commission Rule 144 or Rule 144A thereunder, if available, and in compliance with applicable state securities laws; or (d) in a transaction that does not require registration under the Securities Act or any applicable state securities laws, and, in the case of paragraph (c) or (d), the seller has prior to such transfer furnished to Puget an opinion of counsel of recognized standing in form and substance satisfactory to Puget to such effect.”

(c)	If the Debentures are being sold in compliance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, the legend above may be removed by providing a declaration to the Debenture Agent, substantially in the form set forth in Schedule “D” (or in such other form as Puget may prescribe from time to time), together with such other evidence of the availability of an exemption (which may, without limitation, include an opinion of counsel, of recognized standing reasonably satisfactory to Puget) as the Debenture Agent may reasonably require; provided that if any Debentures are being sold pursuant to Rule 144 under the Securities Act, the above legend may be removed by delivery to the Debenture Agent of an opinion of counsel, of recognized standing reasonably satisfactory to Puget, to the effect that such legend is no longer required under applicable requirements of the Securities Act.

(d)	The Debenture Agent will be entitled to request any other documents that it may require in accordance with its internal policies for the removal of the legend set forth above.

(2)	Each Global Debenture originally issued in the United States of America and held by the Depository, and each Global Debenture issued in exchange therefor or in substitution thereof will bear or be deemed to bear the following legend or such variations thereof as Puget may prescribe from time to time:

“Unless this certificate is presented by an authorized representative of the Debenture Agent selected by Puget Technologies, Inc. (the “issuer”) or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of the Debenture Agent or in such other name as is requested by an authorized representative of the Debenture Agent (and any payment is made to such other entity as is requested by an authorized representative of the Debenture Agent), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered holder hereof has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.”

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(3)	Each Certificated Debenture and each Global Debenture held by the Depository on the First Closing Date or a Subsequent Closing Date, as applicable (and each such Certificated Debenture or Global Debenture, as the case may be, issued in exchange therefore or in substitution thereof prior to the date that is 365 days after the First Closing Date or a Subsequent Closing Date, as applicable) will bear or be deemed to bear the following legend or such variations thereof as Puget my prescribe from time to time:

“Unless permitted under applicable securities legislation, the holder of this security must not trade the security before [insert the date that is 365 days after the first closing date or a Subsequent Closing Date, as applicable].”

§6.5        Register of Debentures.

(1)	(a)	The Debenture Agent will maintain records and accounts concerning the Debentures, whether certificated or uncertificated, which will contain the information called for below with respect to each Debenture, together with such other information as may be required by law or as the Debenture Agent may elect to record.

(b)	All such information will be kept in one set of accounts and records which the Debenture Agent will designate (in such manner as will permit it to be so identified as such by an unaffiliated party) as the register of the holders of Debentures.

(c)	The information to be entered for each account in the register of Debentures at any time will include (without limitation):

1.	the name and address of the holder of the Debentures, the date of Authentication thereof and the number of Debentures;

2.	whether such Debenture is a Certificated Debenture or an Uncertificated Debenture and, if a Debenture Certificate, the unique number or code assigned to and imprinted thereupon and, if an Uncertificated Debenture, the unique number or code assigned thereto if any;

3.	whether such Debenture has been cancelled; and

4.	a register of transfers in which all transfers of Debentures and the date and other particulars of each transfer will be entered.

(d)	1.	The register will be available for inspection by Puget and or any Debenture holder during the Debenture Agent’s regular business hours on a Business Day and upon payment to the Debenture Agent of its reasonable fees.

2.	Any Debenture holder exercising such right of inspection will first provide an affidavit in form satisfactory to Puget and the Debenture Agent stating the name and address of the Debenture holder and agreeing not to use the information therein except in connection with an effort to call a meeting of Debenture holders or to influence the voting of Debenture holders at any meeting of Debenture holders.

(2)	(a)	Once an Uncertificated Debenture has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect conversion or proper instructions to the Debenture Agent from the holder as provided herein, except that the Debenture Agent may act unilaterally to make purely administrative changes internal to the Debenture Agent and changes to correct errors.

(b)	Each person who becomes a holder of an Uncertificated Debenture, by his, her or its acquisition thereof will be deemed to have irrevocably (i) consented to the foregoing authority of the Debenture Agent to make such minor error corrections and (ii) agreed to pay to the Debenture Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of Puget and the Debenture Agent plus interest, at an appropriate then prevailing rate of interest to the Debenture Agent), sustained by Puget or the Debenture Agent as a proximate result of such error if but only if and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Debenture Agent; provided, that no person who is a bona fide purchaser will have any such obligation to Puget or to the Debenture Agent.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§6.6       Issue in Substitution for Debenture Certificates Lost, etc.

(1)	If any Debenture Certificate becomes mutilated or is lost, destroyed or stolen, Puget, subject to applicable law, will cause to be issued and thereupon the Debenture Agent will certify and deliver, a new Debenture Certificate of like tenor, and bearing the same legend, if applicable, as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debenture Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Debenture Certificate, and the substituted Debenture Certificate will be in a form approved by the Debenture Agent and the Debentures evidenced thereby will be entitled to the benefits hereof and will rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder.

(2)	The applicant for the issue of a new Debenture Certificate pursuant to this §6.6 will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issuance thereof, furnish to Puget and to the Debenture Agent such evidence of ownership and of the loss, destruction or theft of the Debenture Certificate so lost, destroyed or stolen as will be satisfactory to Puget and to the Debenture Agent, in their sole discretion, and such applicant will also be required to furnish an indemnity and surety bond in amount and form satisfactory to Puget and the Debenture Agent, in their sole discretion, and will pay the reasonable charges of Puget and the Debenture Agent in connection therewith.

§6.7        Exchange of Debenture Certificates.

(1)	Subject to the limitations on denominations of less than $1,000 in principle hereinbefore set forth, any one or more Debenture Certificates representing any number of Debentures may, upon compliance with the reasonable requirements of the Debenture Agent (including compliance with applicable securities legislation), be exchanged for one or more other Debenture Certificates representing the same aggregate number of Debentures, and bearing the same legend, if applicable, as represented by the Debenture Certificate or Debenture Certificates so exchanged.

(2)	Debenture Certificates may be exchanged only at the Debenture Agency or at any other place that is designated by Puget.

(3)	Any Debenture Certificate from the holder (or such other instructions, in form satisfactory to the Debenture Agent), tendered for exchange will be surrendered to the Debenture Agency and cancelled by the Debenture Agent.

(4)	Debenture Certificates exchanged for Debenture Certificates that bear the legend(s) set forth in §6.4 will bear the same legend(s).

§6.8 Transfer and Ownership of Debentures.

(1)	The Debentures may only be transferred on the register kept by the Debenture Agent at the Debenture Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Debenture Agent only upon:

(a)	in the case of a Debenture Certificate, surrendering to the Debenture Agent at the Debenture Agency the Debenture Certificates representing the Debentures to be transferred together with a duly executed transfer form as set forth in Schedule B;

(b)	in the case of Book Entry Only Debentures, in accordance with procedures prescribed by the Depository under the book entry registration system: and

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(c)	upon compliance with:

1.	the conditions herein;

2.	such reasonable requirements as the Debenture Agent may prescribe; and

3.	all applicable securities legislation and requirements of regulatory authorities.

(2)	Such transfer will be duly noted in such register by the Debenture Agent.

(3)	Upon compliance with such requirements, the Debenture Agent will issue to the transferee of a Debenture Certificate, or the Debenture Agent will Authenticate and deliver a Debenture Certificate upon request that part of the Global Debenture be certificated.

(4)	Transfers within the systems of the Depository are not the responsibility of the Debenture Agent and will not be noted on the register maintained by the Debenture Agent.

(5)	If a Debenture Certificate tendered for transfer bears the legend set forth in §6.4(1), the Debenture Agent will not register such transfer unless the transferor has provided the Debenture Agent with the Debenture Certificate and (A) the transfer is made to Puget, (B) the transfer is made outside of the United States in a transaction meeting the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations and the transferor delivers to the Debenture Agent a declaration substantially in the form set forth in Schedule “D” to this Debenture Indenture, or in such other form as Puget may from time to time prescribe, together with such other evidence of the availability of an exemption (which may, without limitation, include an opinion of counsel of recognized standing reasonably satisfactory to Puget) as the Debenture Agent may reasonably require, or (C) the transfer is made pursuant to the exemption from the registration requirements of the Securities Act provided by (i) Rule 144 thereunder or (ii) Rule 144A thereunder, if available, and in each case in accordance with any applicable state securities or “blue sky” laws, or (D) the transfer is made in another transaction that does not require registration under the Securities Act or any applicable state securities laws; provided that, it has furnished to Puget an opinion of counsel or other evidence, in either case in form and substance reasonably satisfactory to Puget, to such effect.

(6)	In relation to a transfer under (C) or (D) above, unless Puget and the Debenture Agent receive an opinion of counsel of recognized standing in form and substance to the effect that the U.S. restrictive legend set forth in §6.4(1) is no longer required on the Debenture Certificates representing the transferred Debentures, the Debenture Certificates received by the transferee will continue to bear the legend set forth in §6.4(1).

(7)	Subject to the provisions of this Indenture, Applicable Legislation and applicable law, the Debenture holder will be entitled to the rights and privileges attaching to the Debentures, and the issue of Class B Convertible Preferred Shares by Puget upon the conversion of Debentures in accordance with the terms and conditions herein contained will discharge all responsibilities of Puget and the Debenture Agent with respect to such Debentures and neither Puget nor the Debenture Agent will be bound to inquire into the title of any such holder.

§6.9 Cancellation of Surrendered Debentures.

(1)	All Debenture Certificates surrendered pursuant to §7.2 will be cancelled by the Debenture Agent, and in the case of conversions pursuant to §7.2 by holders of Uncertificated Debentures will be deemed cancelled and so noted on the register by the Debenture Agent.

(2)	Upon request by Puget, the Debenture Agent will furnish to Puget a cancellation certificate identifying the Debenture Certificates so cancelled, the number of Debentures evidenced thereby, the number of Class B Convertible Preferred Shares, if any, issued pursuant to such Debentures and the details of any Debenture Certificates issued in substitution or exchange for such Debenture Certificates cancelled.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

Article 7 Conversion of Debentures

§7.1       Right of Conversion.

Subject to the provisions hereof, each Registered Debenture holder may exercise the right conferred on such holder to convert such Debenture prior to the Expiry Time and in accordance with the conditions herein into shares of Puget’s Class B Convertible Preferred Stock at a conversion rate of $1.75 per share, thus, for example, at the end of the first year, the principal balance of a $1,000 Debenture plus accrued interest would be $1,080 entitling the holder to convert such Debenture for 617 shares of Class B Convertible Preferred Stock.

§7.2        Debenture Conversion.

(1)	(a)	Registered holders of Debenture Certificates who wish to convert the Debentures held by them in order to acquire Class B Convertible Preferred Shares must complete the conversion form (the “Conversion Notice”) attached to the Debenture Certificate(s) which form is attached hereto as Schedule “C”, which may be amended by Puget if such amendment does not, in the reasonable opinion of Puget, which may be based on the advice of Counsel, materially and adversely affect the rights, entitlements and interests of the Debenture holders, and deliver such certificate(s), the executed Conversion Notice, and other information or documents required thereby, and a certified check, bank draft or money order payable to or to the order of Puget for the aggregate Conversion Price to the Debenture Agent at the Debenture Agency.

(b)	The Debentures represented by a Debenture Certificate will be deemed to be surrendered upon personal delivery of such certificate, Conversion Notice and aggregate Conversion Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Debenture Agent at the office referred to above.

(2)	(a)	A Registered holder of Uncertificated Debentures evidenced by a security entitlement in respect of Debentures must complete the Conversion Notice and deliver the executed Conversion Notice and a certified check, bank draft or money order payable to or to the order of Puget for the aggregate Conversion Price to the Debenture Agent at the Debenture Agency.

(b)	The Uncertificated Debentures will be deemed to be surrendered upon receipt of the Conversion Notice and aggregate Conversion Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Debenture Agent at the office referred to above.

(3)	(a)	A beneficial owner of Debentures issued in uncertificated form evidenced by a security entitlement in respect of Debentures in the book entry registration system who desires to convert his or her Debentures must do so by causing a Book Entry Only Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to convert Debentures in a manner acceptable to the Depository.

(b)	Forthwith upon receipt by the Depository of such notice, as well as payment for the aggregate Conversion Price, the Depository will deliver to the Debenture Agent confirmation of its intention to convert Debentures (a “Confirmation”) in a manner acceptable to the Debenture Agent, including by electronic means through a book based registration system.

(c)	An electronic conversion of the Debentures initiated by the Book Entry Only Participant through a book based registration system will constitute a representation to both Puget and the Debenture Agent that the beneficial owner at the time of conversion of such Debentures (a) is not in the United States; (b) is not a U.S. Person and is not exercising such Debentures on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (c) did not acquire the Debentures in the United States or on behalf of, or for the account or benefit of a U.S. Person or a person in the United States; (d) did not receive an offer to convert the Debenture in the United States; (e) did not execute or deliver the notice of the owner’s intention to convert such Debentures in the United States; and (f) has, in all other respects, complied with the terms of Regulation S in connection with such conversion.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(d)	If the Book Entry Only Participant is not able to make or deliver the foregoing representation by initiating the electronic conversion of the Debentures, then such Debentures will be withdrawn from the book based registration system by the Book Entry Only Participant and an individually registered Debenture Certificate will be issued by the Debenture Agent to such Beneficial Owner or Book Entry Only Participant and the conversion procedures set forth in §7.2(1) will be followed.

(4)	Conversions of Debentures into shares of Puget’s Class B Convertible Preferred Stock will be effected in reliance on the exemption from registration requirements under the Securities Act provided by Section 3(a)(9) thereof and consequently it is assumed that the holding period under applicable securities laws for the Class B Convertible Preferred Stock received on conversion will relate back to the date the Debenture was originally acquired by the converting holder, and, in the event that the Class B Convertible Preferred Stock is in turn converted into shares of Puget’s Common Stock, that Section 3(a)(9) will again apply to permit tacking of the prior holding periods.

(5)	By causing a Book Entry Only Participant to deliver notice to the Depository, a Debenture holder will be deemed to have irrevocably surrendered his or her Debentures so converted and appointed such Book Entry Only Participant to act as his or her exclusive settlement agent with respect to the conversion and the receipt of Class B Convertible Preferred Shares in connection with the obligations arising from such conversion.

(6)	(a)	Any notice which the Depository determines to be incomplete, not in proper form or not duly executed will for all purposes be void and of no effect and the conversion to which it relates will be considered for all purposes not to have been exercised thereby.

(b)	A failure by a Book Entry Only Participant to convert or to give effect to the settlement thereof in accordance with the Debenture holder’s instructions will not give rise to any obligations or liability on the part of Puget or Debenture Agent to the Book Entry Only Participant or the Debenture holder.

(7)	Any conversion form or Conversion Notice referred to in this §7.2 will be signed by the Registered Debenture holder, or his, her or its executors or administrators or other legal representatives or an attorney of the Registered Debenture holder, duly appointed by an instrument in writing satisfactory to the Debenture Agent but such conversion form need not be executed by the Depository.

(8)	Unless extended by Puget in its sole discretion, any conversion referred to in this §7.2 requires that the original Conversion Notice executed by the Registered Debenture holder or the Confirmation from the Depository be received by the Debenture Agent prior to the Expiry Time.

(9)	Debentures may only be converted pursuant to this §7.2 by or on behalf of a Registered Debenture holder, as applicable, who makes the certifications set forth on, and delivers any other information or documents required pursuant to, the Conversion Notice set out in Schedule B or as provided herein.

(10)	If the form of Conversion Notice set forth in the Debenture Certificate will have been amended, Puget will cause the amended Conversion Notice to be forwarded to all Registered Debenture holders.

(11)	Conversion Notices and Confirmations must be delivered to the Debenture Agent at any time during the Debenture Agent’s actual business hours on any Business Day prior to the Expiry Time. Any Conversion Notice or Confirmations received by the Debenture Agent after business hours on any Business Day other than the Expiry Date will be deemed to have been received by the Debenture Agent on the next following Business Day.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§7.3       Conversion; Legended Certificates.

(1)	The Debentures have not been and will not be registered under the Securities Act or any state securities laws but may be converted by or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States pursuant to the exemptive provisions of Section 3(a)(9) of the Securities Act.

(2)	Securities received on conversion of the Debentures in reliance on Section 3(a)(9) of the Securities Act will be restricted securities and transfers thereof may not be effected unless the subject shares have been registered pursuant to Section 5 of the Securities Act or an exemption from such registration requirements is available under Sections 3 or 4 of the Act or Regulations promulgated thereunder by the Commission (e.g., Regulation A).

(3)	Certificates representing Class B Convertible Preferred Shares issued upon the conversion of Debentures which bear the legend set forth in 6.4(1) and those which are issued and delivered pursuant to §7.3(2) will bear the following legend:

“The securities represented hereby have not been registered under the Securities Act or under the securities laws of any state. The holder hereof, by purchasing such securities, agrees for the benefit of Puget that such securities may be offered, sold, pledged or otherwise transferred, directly or indirectly, only (a) to Puget; (b) outside the United States in accordance with Commission Rule 904 of Regulation S and in compliance with local laws and regulations; (c) in accordance with the exemption from registration under the Securities Act provided by Commission Rules 144 or 144A thereunder, if available, and in compliance with applicable state securities laws; or (d) in a transaction that does not require registration under Securities Act or any applicable state securities laws, and, in the case of paragraph (c) or (d), the seller has prior to such transfer furnished to Puget an opinion of counsel of recognized standing in form and substance satisfactory to the corporation to such effect.”

(4)	Certificates representing Class B Convertible Preferred Shares issued upon the conversion of Debenture Certificates (and issued in substitution or exchange therefor) prior to the date that is 365 days after the date First Closing Date or a Subsequent Closing Date, as applicable, will bear the following legend:

“Unless permitted under applicable securities legislation, the holder of this security must not trade the security before [insert the date that is 365 days after the first closing date or a Subsequent Closing Date, as applicable].”

§7.4       Transfer Fees and Taxes.

In addition to restrictions imposed under applicable securities laws, if any of the Class B Convertible Preferred Shares received on conversion are to be issued to a person or persons other than the Registered Debenture holder, the Registered Debenture holder will execute the form of transfer and will comply with such reasonable requirements as the Debenture Agent may stipulate and will pay to Puget or the Debenture Agent on behalf of Puget, all applicable transfer or similar taxes and Puget will not be required to issue or deliver certificates evidencing Class B Convertible Preferred Shares unless or until such Debenture holder will have paid to Puget or the Debenture Agent on behalf of Puget, the amount of such tax or will have established to the satisfaction of Puget and the Debenture Agent that such tax has been paid or that no tax is due.

§7.5       Debenture Agency.

(1)	To facilitate the exchange, transfer or conversion of Debentures and compliance with such other terms and conditions hereof as may be required, Puget has hereby appointed the Debenture Agency as the agency at which Debentures may be surrendered for exchange or transfer or at which Debentures may be converted and the Debenture Agent has accepted such appointment.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(2)	Puget may from time to time designate alternate or additional organizations as the Debenture Agency and will give notice to the Debenture Agent of any proposed change of the Debenture Agency.

(3)	Branch registers will also be kept at such other place or places, if any, as Puget may designate.

(4)	The Debenture Agent will from time to time when requested to do so by Puget or any Registered Debenture holder, upon payment of the Debenture Agent’s reasonable charges, furnish a list of the names and addresses of Registered Debenture holders showing the number of Debentures held by each such Registered Debenture holder.

§7.6        Effect of Conversion of Debentures.

(1)	(a)	Upon the conversion of Debentures pursuant to and in compliance with §7.2 and subject to §7.3 and §7.4, the Class B Convertible Preferred Shares to be issued pursuant to the Debentures converted will be deemed to have been issued and the person or persons to whom such Class B Convertible Preferred Shares are to be issued will be deemed to have become the holder or holders of such Class B Convertible Preferred Shares within five Business Days of the Conversion Date unless the register will be closed on such date, in which case the Class B Convertible Preferred Shares subscribed for will be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Class B Convertible Preferred Shares, on the date on which such register is reopened.

(b)	It is hereby understood that in order for persons to whom Class B Convertible Preferred Shares are to be issued, to become holders of Class B Convertible Preferred Shares on record on the Conversion Date, beneficial holders must commence the conversion process sufficiently in advance so that the Debenture Agent is in receipt of all items of conversion at least one Business Day prior to such Conversion Date.

(2)	Within five Business Days after the Conversion Date with respect to a Debenture, the Debenture Agent will cause to be delivered or mailed to the person or persons in whose name or names the Debenture is registered or, if so specified in writing by the holder, cause to be delivered to such person or persons at the Debenture Agency where the Debenture Certificate was surrendered, a certificate or certificates for the appropriate number of Class B Convertible Preferred Shares subscribed for, or any other appropriate evidence of the issuance of Class B Convertible Preferred Shares to such person or persons in respect of Class B Convertible Preferred Shares issued under the book entry registration system.

§7.7        Partial Conversion of Debentures; Fractions.

(1)	The holder of any Debentures may exercise his right to acquire a number of whole Class B Convertible Preferred Shares less than the aggregate total number which the holder is entitled to acquire.

(2)	In the event of any conversion of a number of Debentures less than the number which the holder is entitled to convert, the holder of Debentures upon such conversion will, in addition, be entitled to receive, subject to a nominal charge therefor, a new Debenture Certificate(s), bearing the same legend, if applicable, or other appropriate evidence of Debentures, in respect of the balance of the Debentures held by such holder and which were not then converted.

(3)	Notwithstanding anything herein contained including any adjustment provided for in §8.1, Puget will not be required, upon the conversion of any Debentures, to issue fractions of Class B Convertible Preferred Shares.

(4)	Debentures may only be converted in a sufficient number to acquire whole numbers of Class B Convertible Preferred Shares except for one share per Debenture holder rounding up all fractional shares attributable to the aggregate of Debentures acquired and converted.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§7.8       Expiration of Debenture Conversion Rights.

Unless extended in the sole discretion of Puget, immediately after the Expiry Time, all rights under any Debenture in respect of which the right of conversion provided for herein will not have been exercised will cease and terminate and be of no further force or effect.

§7.9       Accounting and Recording.

(1)	The Debenture Agent will promptly account to Puget with respect to Debentures converted, and will promptly forward to Puget notification of such conversion and of the cancellation of the subject Debenture.

(2)	The Debenture Agent will record the particulars of Debentures converted, which particulars will include the names and addresses of the persons who become holders of Class B Convertible Preferred Shares on conversion and the Conversion Date, in respect thereof.

(3)	The Debenture Agent will provide such particulars in writing together with the cancelled Debenture to Puget within five Business Days of any request by Puget therefor.

§7.10    Securities Restrictions.

Notwithstanding anything herein contained, Class B Convertible Preferred Shares will be issued upon exercise of a Debenture subject to the restrictions and conditions imposed by the securities laws of any applicable jurisdiction.

§7.11     Trading Markets for Puget Securities.

(1)	There are currently no public trading markets for the Debentures or the Class B Convertible Preferred Shares into which the Debentures may be converted, the only current market for Puget securities being the Pink Open Market on which free trading shares of Puget’s Common Stock are currently traded.

(2)	Each of the Class B Convertible Preferred Shares into which the Debentures may be exercised are convertible into ten shares of Puget’s Common Stock (subject to antidilutive rights restricting a change in such ratio notwithstanding reverse stock splits of the Common Stock without the consent of the holders of a majority of the Class B Convertible Preferred Stock outstanding) but, as provided in this Indenture, cannot be freely traded except pursuant prior registration with the Commission or the availability of applicable exemptions from registration requirements.

(3)	Puget aspires to the eventual development of a trading market for its Class B Convertible Preferred Shares and it is possible that eventually, a public trading market for the Debentures may also develop, however, no assurances with respect to such development can be provided.

(4)	Puget also aspires to the development of trading markets for its securities in markets or exchanges other than the Pink Open Market but no assurances with respect to such development can be provided.

Article 8 Adjustment of Number of Shares and Conversion Price

§8.1        Adjustment of Number of Class B Convertible Preferred Shares and Conversion Price.

The conversion rights in effect under the Debentures for Class B Convertible Preferred Shares issuable upon the conversion of the Debentures will be subject to adjustment from time to time as follows:

(1)	(a)	if, at any time during the Adjustment Period, Puget will:

(1)	subdivide, re-divide or change its outstanding Class B Convertible Preferred Shares into a greater number of Class B Convertible Preferred Shares;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(2)	reduce, combine or consolidate its outstanding Class B Convertible Preferred Shares into a lesser number of Class B Convertible Preferred Shares; or

(3)	issue Class B Convertible Preferred Shares or securities exchangeable for, or convertible into, Class B Convertible Preferred Shares to all or substantially all of the holders of Class B Convertible Preferred Shares by way of stock dividend or other distribution (other than a dividend paid in the ordinary course or a distribution of Class B Convertible Preferred Shares upon the exercise of warrants (other than the Warrants comprising the Units in which the Debentures are included) or any outstanding options);

then the Conversion Price will be adjusted as of the effective date or record date of such subdivision, re-division, change, reduction, combination, consolidation or distribution, as the case may be.

(b)	In the case of the events referred to in (a)(1) or (a)(3) above, the Conversion Price will be decreased in proportion to the number of outstanding Class B Convertible Preferred Shares resulting from such subdivision, re-division, change or distribution, or will, in the case of the events referred to in (a)(2) above, be increased in proportion to the number of outstanding Class B Convertible Preferred Shares resulting from such reduction, combination or consolidation by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the number of Class B Convertible Preferred Shares outstanding on such effective date or record date before giving effect to such Class B Convertible Preferred Share Reorganization and the denominator of which will be the number of Class B Convertible Preferred Shares outstanding as of the effective date or record date after giving effect to such Class B Convertible Preferred Share Reorganization (including, in the case where securities exchangeable for or convertible into Class B Convertible Preferred Shares are distributed, the number of Class B Convertible Preferred Shares that would have been outstanding had such securities been exchanged for or converted into Class B Convertible Preferred Shares on such record date or effective date).

(c)	Such adjustment will be made successively whenever any event referred to in this §8.1(1) will occur.

(d)	Upon any adjustment of the Conversion Price pursuant to §8.1(1), the Conversion Rate will be contemporaneously adjusted by multiplying the number of Class B Convertible Preferred Shares theretofore obtainable on the conversion thereof by a fraction of which the numerator will be the Conversion Price in effect immediately prior to such adjustment and the denominator will be the Conversion Price resulting from such adjustment;

(2)	(a)	If and whenever at any time during the Adjustment Period, Puget will fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Class B Convertible Preferred Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Class B Convertible Preferred Shares (or securities convertible or exchangeable into Class B Convertible Preferred Shares) at a price per Class B Convertible Preferred Share (or having a conversion or exchange price per Class B Convertible Preferred Share) less than 100% of the Current Market Price on such record date (a “Rights Offering”), the Conversion Price will be adjusted immediately after such record date so that it will equal the amount determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator will be the total number of Class B Convertible Preferred Shares outstanding on such record date plus a number of Class B Convertible Preferred Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Class B Convertible Preferred Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator will be the total number of Class B Convertible Preferred Shares outstanding on such record date plus the total number of additional Class B Convertible Preferred Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(b)	Any Class B Convertible Preferred Shares owned by or held for the account of Puget will be deemed not to be outstanding for the purpose of any such computation; such adjustment will be made successively whenever such a record date is fixed;

(c)	To the extent that no such rights or warrants are exercised prior to the expiration thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or, if any such rights or Debentures are converted, to the Conversion Price which would then be in effect based upon the number of Class B Convertible Preferred Shares (or securities convertible or exchangeable into Class B Convertible Preferred Shares) actually issued upon the exercise of such rights or Debentures, as the case may be.

(d)	Upon any adjustment of the Conversion Price pursuant to this §8.1(2), the Conversion Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Conversion Rate in effect on such record date by a fraction, of which the numerator will be the Conversion Price in effect immediately prior to such adjustment and the denominator will be the Conversion Price resulting from such adjustment.

(e)	Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this §8.1(2) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates.

(3)	(a)	If and whenever at any time during the Adjustment Period Puget will fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Class B Convertible Preferred Shares of (i) securities of any class, whether of Puget or any other entity (other than Class B Convertible Preferred Shares), (ii) rights, options or warrants to subscribe for or purchase Class B Convertible Preferred Shares (or other securities convertible into or exchangeable for Class B Convertible Preferred Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness or (iv) any property or other assets (other than dividends paid in the ordinary course) and if such issue or distribution does not constitute a Class B Convertible Preferred Share Reorganization, a Rights Offering or a distribution of Class B Convertible Preferred Shares upon the conversion of Debentures or any outstanding options, then, in each such case, the Conversion Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator will be the total number of Class B Convertible Preferred Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by Puget (whose determination will be conclusive), of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by Puget from the holders of the Class B Convertible Preferred Shares, and of which the denominator will be the total number of Class B Convertible Preferred Shares outstanding on such record date multiplied by the Current Market Price;

(b)	Class B Convertible Preferred Shares owned by or held for the account of Puget will be deemed not to be outstanding for the purpose of any such computation; such adjustment will be made successively whenever such a record date is fixed;

(c)	To the extent that such distribution is not so made, the Conversion Price will be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(d)	Upon any adjustment of the Conversion Price pursuant to this §8.1(3), the Conversion Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Conversion Rate in effect on such record date by a fraction, of which the numerator will be the Conversion Price in effect immediately prior to such adjustment and the denominator will be the Conversion Price resulting from such adjustment.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(4)	(a)	If and whenever at any time during the Adjustment Period, there is a reclassification of the Class B Convertible Preferred Shares or a capital reorganization of Puget other than as described in §8.1(1) or a consolidation, amalgamation, arrangement or merger of Puget with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of Puget as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Registered Debenture holder who has not converted its Debentures prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the conversion of such Debenture thereafter, will be entitled to convert the subject Debentures but accept, in lieu of the number of Class B Convertible Preferred Shares that prior to such effective date the Registered Debenture holder would have been entitled to receive, the number of shares or other securities or property of Puget or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Registered Debenture holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Registered Debenture holder had been the registered holder of the number of Class B Convertible Preferred Shares to which prior to such effective date it was entitled to acquire upon the conversion of the Debentures.

(b)	If determined appropriate by the Debenture Agent, relying on advice of Counsel, to give effect to or to evidence the provisions of this §8.1(4), Puget, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, will, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which will provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Registered Debenture holders to the end that the provisions set forth in this Indenture will thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Registered Debenture holder is entitled on the exercise of his, her or its conversion rights thereafter.

(c)	Any indenture entered into between Puget and the Debenture Agent pursuant to the provisions of this §8.1(4) will be a supplemental indenture entered into pursuant to the provisions of Article 12 hereof.

(d)	Any indenture entered into between Puget, any successor to Puget or such purchasing body corporate, partnership, trust or other entity and the Debenture Agent will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided in this §8.1 and which will apply to successive reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances.

(5)	In any case in which this §8.1 will require that an adjustment will become effective immediately after a record date for an event referred to herein, Puget may defer, until the occurrence of such event, issuing to the Registered Debenture holder of any Debenture converted after the record date and prior to completion of such event the additional Class B Convertible Preferred Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that Puget will deliver to such Registered Debenture holder an appropriate instrument evidencing such Registered Debenture holder’s right to receive such additional Class B Convertible Preferred Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Class B Convertible Preferred Shares declared in favor of holders of record of Class B Convertible Preferred Shares on and after the relevant date of conversion or such later date as such Registered Debenture holder would, but for the provisions of this §8.1(5), have become the holder of record of such additional Class B Convertible Preferred Shares pursuant to §8.1.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(6)	In any case in which §8.1(1)(c), §8.1(2) or §8.1(3) require that an adjustment be made to the Conversion Price, no such adjustment will be made if the Registered Debenture holders of the outstanding Debentures receive, subject to any required stock exchange or regulatory approval, the rights or warrants referred to in §8.1(1)(c), §8.1(2) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in §8.1(3), as the case may be, in such kind and number as they would have received if they had been holders of Class B Convertible Preferred Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Debenture having then been converted into Class B Convertible Preferred Shares at the Conversion Price in effect on the applicable record date or effective date, as the case may be.

(7)	The adjustments provided for in this §8.1 are cumulative, and will, in the case of adjustments to the Conversion Price be computed to the nearest whole cent and will apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this §8.1, provided that, notwithstanding any other provision of this article, no adjustment of the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 5% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this §8.1(7) are not required to be made will be carried forward and taken into account in any subsequent adjustment.

(8)	After any adjustment pursuant to this §8.1, the term “Class B Convertible Preferred Shares” where used in this Indenture will be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this §8.1, the Registered Debenture holder is entitled to receive upon the conversion of his Debenture, and the number of Class B Convertible Preferred Shares indicated by any conversion made pursuant to a Debenture will be interpreted to mean the number of Class B Convertible Preferred Shares or other property or securities a Registered Debenture holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this §8.1, upon the full conversion of a Debenture.

§8.2       Entitlement to Class B Convertible Preferred Shares on Conversion of Debenture.

All Class B Convertible Preferred Shares or shares of any class or other securities which a Registered Debenture holder is at the time in question entitled to receive on the conversion of his, her or its Debenture, whether or not as a result of adjustments made pursuant to this Article 8, will, for the purposes of the interpretation of this Indenture, be deemed to be Class B Convertible Preferred Shares which such Registered Debenture holder is entitled to acquire pursuant to such Debenture.

§8.3        No Adjustment for Certain Transactions.

Notwithstanding anything in this Article 8, no adjustment will be made in the conversion rights attached to the Debentures if the issue of Class B Convertible Preferred Shares is being made pursuant to the private placement for which this Indenture was created or in connection with (a) any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of Puget; or (b) the satisfaction of existing instruments issued at the date hereof.

§8.4        Determination by Independent Firm.

(1)	In the event of any question arising with respect to the adjustments provided for in this Article 8 such question will be conclusively determined by an independent firm of certified public accountants other than the Auditors, who will have access to all necessary records of Puget, and such determination will be binding upon Puget, the Debenture Agent, all holders and all other persons interested therein.

(2)	The costs of such determination shall be born equally by Puget on the one hand and the persons demanding such determination unless it is clear that the request was made without a reasonable basis, in which case the costs will be borne by the parties making such request.

§8.5       Proceedings Prior to any Action Requiring Adjustment.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Debentures, including the number of Class B Convertible Preferred Shares which are to be received upon the conversion thereof, Puget will take any action which may, in the opinion of Counsel, be necessary in order that Puget has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Class B Convertible Preferred Shares which the holders of such Debentures are entitled to receive on the full conversion thereof in accordance with the provisions hereof.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§8.6       Certificate of Adjustment.

(1)	Puget will from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in §8.1, deliver a certificate to the Debenture Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate will be supported by a certificate of Puget’s Auditors verifying such calculation.

(2)	The Debenture Agent will rely, and will be protected in so doing, upon the certificate of Puget or of Puget’s Auditor and any other document filed by Puget pursuant to this Article 8 for all purposes.

§8.7       Notice of Special Matters.

(1)	Puget covenants with the Debenture Agent that, so long as any Debentures remain outstanding, it will give notice to the Debenture Agent and to the Registered Debenture holders of its intention to fix a record date or effective date that is prior to the Expiry Date for any matter for which an adjustment may be required pursuant to §8.1.

(2)	Such notice will specify the particulars of such event and the record date for such event, provided that Puget will only be required to specify in the notice such particulars of the event as will have been fixed and determined on the date on which the notice is given.

(3)	The notice will be given in each case not less than 14 days prior to such applicable record date or effective date.

(4)	If notice has been given and the adjustment is not then determinable, Puget will promptly, after the adjustment is determinable, file with the Debenture Agent a computation of the adjustment and give notice to the Registered Debenture holders of such adjustment computation.

§8.8        No Action after Notice.

Puget covenants with the Debenture Agent that it will not close its transfer books or take any other corporate action which might deprive the Registered Debenture holder of the opportunity to exercise their right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in §8.6 and §8.7.

§8.9        Other Action.

If Puget, after the date hereof, will take any action affecting the Class B Convertible Preferred Shares other than action described in §8.1 which in the reasonable opinion of Puget’s Board of Directors would materially affect the rights of Registered Debenture holders, the Conversion Price or Conversion Rate, the number of Class B Convertible Preferred Shares which may be acquired upon conversion of the Debentures will be adjusted in such manner and at such time, by action of Puget’s Board of Directors, acting reasonably and in good faith, in their sole discretion as they may determine to be equitable to the Registered Debenture holders in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of any stock exchange on which the Class B Convertible Preferred Shares are listed for trading has been obtained.

§8.10    Protection of Debenture Agent.

The Debenture Agent will not: (i) at any time be under any duty or responsibility to any Registered Debenture holder to determine whether any facts exist which may require any adjustment contemplated by §8.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same; (ii) be accountable with respect to the validity or value (or the kind or amount) of any Class B Convertible Preferred Shares or of any other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Debenture; (iii) be responsible for any failure of Puget to issue, transfer or deliver Class B Convertible Preferred Shares or certificates for the same upon the surrender of any Debentures for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article; or (iv), incur any liability or be in any way responsible for the consequences of any breach on the part of Puget of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of Puget.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§8.11     Participation by Debenture holder.

No adjustments will be made pursuant to this Article 8 if the Registered Debenture holders are entitled to participate in any event described in this Article 8 on the same terms, mutatis mutandis, as if the Registered Debenture holders had converted their Debentures prior to, or on the effective date or record date of, such event.

Article 9: Rights of Puget and Covenants

§9.1        Optional Purchases by Puget.

(1)	Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, if any, Puget may from time to time purchase by private contract or otherwise any of the Debentures.

(2)	Any such purchase will be made at the lowest price or prices at which, in the opinion of Puget’s Board of Directors, such Debentures are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as Puget, in its sole discretion, may determine.

(3)	In the case of Certificated Debentures, Debenture Certificates representing the Debentures purchased pursuant to this §9.1 will forthwith be delivered to and cancelled by the Debenture Agent and reflected accordingly on the register of Debentures.

(4)	In the case of Uncertificated Debentures, the Debentures purchased pursuant to this §9.1 will be reflected accordingly on the register of Debentures and in accordance with procedures prescribed by the Depository under the book entry registration system.

(5)	No Debentures will be issued in replacement thereof.

§9.2       General Covenants.

Puget covenants that so long as any Debentures remain outstanding and convertible:

(1)	It will reserve and keep available a sufficient number of Capital Stock for the purpose of enabling it to satisfy its obligations to issue Class B Convertible Preferred Shares upon the conversion of the Debentures as well as for conversion of such shares of Class B Convertible Preferred into Common Stock;

(2)	It will cause the Class B Convertible Preferred Shares from time to time acquired pursuant to the conversion of the Debentures to be duly issued and delivered in accordance with the Debentures and the terms hereof;

(3)	All Class B Convertible Preferred Shares which will be issued upon exercise of the right to acquire provided for herein will be fully paid and non-assessable;

(4)	It will use reasonable commercial efforts to maintain its existence and carry on its business in the ordinary course;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(6)	It will use commercially reasonable efforts to make all requisite filings under applicable United States securities legislation including those necessary to remain a reporting issuer not in default in each of the provinces and other United States jurisdictions where it is or becomes a reporting issuer;

(7)	Generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture; and

(8)	It will promptly notify the Debenture Agent and the Debenture holders in writing of any default under the terms of this Debenture Indenture which remains unrectified for more than five Business Days following its occurrence.

§9.3       Debenture Agent’s Remuneration and Expenses.

Puget will pay to the Debenture Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Debenture Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Agent in the administration or execution of the trusts hereby created until all duties of the Debenture Agent hereunder will be finally and fully performed.

§9.4       Performance of Covenants by Debenture Agent.

If Puget will fail to perform any of its covenants contained in this Indenture, the Debenture Agent may notify the Registered Debenture holders of such failure on the part of Puget and may itself perform any of the covenants capable of being performed by it but, subject to §13.2, will be under no obligation to perform said covenants or to notify the Registered Debenture holders of such performance by it.

§9.5        Enforceability of Debentures.

Puget covenants and agrees that it is duly authorized to create and issue the Debentures to be issued hereunder and that the Debentures, when issued and Authenticated as herein provided, will be valid and enforceable against Puget in accordance with the provisions terms hereof and that, subject to the provisions of this Indenture, Puget will facilitate the issuance and delivery by the Debenture Agent of the Class B Convertible Preferred Shares due upon conversion of Debentures issued under this Indenture t in accordance with its terms.

Article 10: Enforcement

§10.1    Suits by Registered Debenture holders.

(1)	All or any of the rights conferred upon any Registered Debenture holder by any of the terms of this Indenture may be enforced by the Registered Debenture holder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Debenture Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Registered Debenture holders.

(2)	Notwithstanding the foregoing, all disputes, misunderstandings, conflicts or required interpretations arising hereunder which Debenture holders pursue will be resolved in the following manner, first, through mediation and then, if mediation is not successful after 60 days, through binding arbitration in accordance with the rules and procedures of the American Arbitration Association’s® Miami Regional Office.

§10.2     Suits by Puget.

Puget will have the right to enforce full payment of the Debentures issued by the Debenture Agent to a Registered Debenture holder hereunder and will be entitled to demand such payment from the Registered Debenture holder or alternatively to instruct the Debenture Agent to cancel the Debentures and amend the securities register accordingly.

§10.3    Immunity.

Subject to applicable law, the Debenture Agent and, by acceptance of the Debenture Certificates and as part of the consideration for the issue of the Debentures, each of the Debenture holders hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in his capacity as an incorporator or any past, present or future shareholder or other security holder, director, officer, employee or agent of Puget or any successor entity for the creation and issue of the Debentures pursuant to any indenture, covenant, agreement, representation or warranty by Puget herein or contained in the Debenture Certificates.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§10.4      Waiver of Default.

Upon the happening of any default hereunder:

(1)	The Registered Debenture holders of not less than 51% of the Debentures then outstanding will have power (in addition to the powers exercisable by Extraordinary Resolution) to instruct the Debenture Agent in writing to waive any default hereunder and the Debenture Agent will thereupon waive the default upon such terms and conditions as will be prescribed in such requisition; or

(2)	The Debenture Agent will have power to waive any default hereunder upon such terms and conditions as the Debenture Agent may deem advisable, on the advice of Counsel, if, in the Debenture Agent’s opinion, based on the advice of Counsel, the same will have been cured or adequate provision made therefor;

provided that no delay or omission of the Debenture Agent or of the Registered Debenture holders in exercising any right or power accruing upon any default will impair any such right or power or will be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Debenture Agent or of the Registered Debenture holders in the premises will extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

Article 11: Meetings of Registered Debenture holders

§11.1    Right to Convene Meetings.

(1)	The Debenture Agent may at any time and from time to time, and will on receipt of a written request from Puget or from a Debenture holders’ Request (as herein defined), upon being indemnified and funded to its reasonable satisfaction by Puget or by the Registered Debenture holders signing such Debenture holders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Registered Debenture holders.

(2)	If the Debenture Agent fails to so call a meeting within seven days after receipt of such written request from Puget or a Debenture holders’ Request and the indemnity and funding given as aforesaid, Puget or such Registered Debenture holders, as the case may be, may convene such meeting.

(3)	Every such meeting will be held in the City of Palm Beach, Florida or at such other place as may be approved or determined mutual agreement among the Debenture Agent and Puget.

§11.2     Notice.

(1)	At least 21 days’ prior written notice of any meeting of Registered Debenture holders will be given to the Registered Debenture holders in the manner provided for in §14.2 and a copy of such notice will be sent by certified mail and electronic mail to the Debenture Agent (unless the meeting has been called by the Debenture Agent) and to Puget (unless the meeting has been called by Puget).

(2)	Such notice will state the time when and the place where the meeting is to be held, will state briefly the general nature of the business to be transacted thereat and will contain such information as is reasonably necessary to enable the Registered Debenture holders to make a reasoned decision on the matter, but it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this §11.2.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§11.3     Chairman.

An individual (who need not be a Registered Debenture holder) designated in writing by the Debenture Agent will be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Registered Debenture holders present in person or by proxy will choose an individual present to be chairman.

§11.4     Quorum.

(1)	Subject to the provisions of §11.11, at any meeting of the Registered Debenture holders a quorum will consist of Registered Debenture holder(s) present in person or by proxy and entitled to purchase at least 50+% of the aggregate number of Class B Convertible Preferred Shares which could be acquired pursuant to all the then outstanding Debentures.

(2)	If a quorum of the Registered Debenture holders is not present within thirty minutes from the time fixed for holding any meeting, the meeting, if summoned by Registered Debenture holders or on a Debenture holders’ Request, will be dissolved; but in any other case the meeting will be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it will be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given.

(3)	Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same, provided that a quorum is attained.

(4)	No business will be transacted at any meeting unless a quorum be present throughout the meeting.

§11.5    Power to Adjourn.

The chairman of any meeting at which a quorum of the Registered Debenture holders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

§11.6    Show of Hands.

(1)	Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution will be given in the manner hereinafter provided.

(2)	At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

§11.7    Poll and Voting.

(1)	On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Registered Debenture holders acting in person or by proxy and entitled to acquire in the aggregate at least 5% of the aggregate number of Class B Convertible Preferred Shares which could be acquired pursuant to all the Debentures then outstanding, a poll will be taken in such manner as the chairman will direct.

(2)	Questions other than those required to be determined by Extraordinary Resolution will be decided by a majority of the votes eligible to be cast on the poll.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(3)	On a show of hands, every person who is present and entitled to vote, whether as a Registered Debenture holder or as proxy for one or more absent Registered Debenture holders, or both, will have a vote equal to the percentage of the total outstanding principal of the Debentures held.

(4)	On a poll, each Registered Debenture holder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to o a vote equal to the percentage of the total outstanding principal of the Debentures held or represented by him, her or it.

(5)	A proxy need not be a Registered Debenture holder.

(6)	The chairman of any meeting will be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held or represented by him.

§11.8    Regulations.

(1)	Puget may from time to time make and from time to time vary such regulations as it will think fit for the setting of the record date for a meeting for the purpose of determining Registered Debenture holders entitled to receive notice of and to vote at the meeting.

(2)	Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted.

(3)	Save as such regulations may provide, the only persons who will be recognized at any meeting as a Registered Debenture holder, or be entitled to vote or be present at the meeting in respect thereof (subject to §11.9), will be Registered Debenture holders or proxies of Registered Debenture holders.

§11.9    Right of Puget and Debenture Agent Participation.

Puget and the Debenture Agent, by their respective directors, officers, agents, and employees and the Counsel for Puget and for the Debenture Agent may attend any meeting of the Registered Debenture holders and participate therein.

§11.10  Powers Exercisable by Extraordinary Resolution.

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Registered Debenture holders at a meeting will, subject to the provisions of §11.11, have the power exercisable from time to time by Extraordinary Resolution:

(1)	To agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Registered Debenture holders or the Debenture Agent in its capacity as Debenture agent hereunder or on behalf of the Registered Debenture holders against Puget whether such rights arise under this Indenture or otherwise;

(2)	To amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Registered Debenture holders;

(3)	To direct or to authorize the Debenture Agent, subject to §13.2(2) hereof, to enforce any of the covenants on the part of Puget contained in this Indenture or to enforce any of the rights of the Registered Debenture holders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(4)	To waive, and to direct the Debenture Agent to waive, any default on the part of Puget in complying with any provisions of this Indenture either unconditionally or upon any conditions specified in such Extraordinary Resolution;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(5)	To restrain any Registered Debenture holder from taking or instituting any suit, action or proceeding against Puget for the enforcement of any of the covenants on the part of Puget in this Indenture or to enforce any of the rights of the Registered Debenture holders;

(6)	To direct any Registered Debenture holder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same;

(7)	To assent to any change in or omission from the provisions contained in this Indenture or any ancillary or supplemental instrument which may be agreed to by Puget, and to authorize the Debenture Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(8)	With the consent of Puget, such consent not to be unreasonably withheld, to remove the Debenture Agent or its successor in office and to appoint a new Debenture agent or Debenture agents to take the place of the Debenture Agent so removed; and

(9)	To assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of Puget.

§11.11  Meaning of Extraordinary Resolution.

(1)	The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this §11.11 and in §11.14, will be a resolution proposed at a meeting of Registered Debenture holders duly convened for that purpose and held in accordance with the provisions of this Article 11 at which there are present in person or by proxy Registered Debenture holders holding at least 51% of the aggregate number of Class B Convertible Preferred Shares that could then be acquired upon conversion and passed by the affirmative votes of Registered Debenture holders holding not less than 75% of the aggregate number of Class B Convertible Preferred Shares that could then be upon conversion acquired at the meeting and voted on the poll upon such resolution.

(2)	Not less than 14 days’ prior notice will be given of the time and place of such meeting in the manner provided for in §14.2.

(3)	Subject to §11.14, votes on an Extraordinary Resolution will always be given on a poll and no demand for a poll on an Extraordinary Resolution will be necessary.

§11.12  Powers Cumulative.

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Registered Debenture holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time will not be deemed to exhaust the right of the Registered Debenture holders to exercise such power or powers or combination of powers then or thereafter from time to time.

§11.13   Minutes.

(1)	Minutes of all resolutions and proceedings at every meeting of Registered Debenture holders will be made and duly entered in books to be provided from time to time for that purpose by the Debenture Agent at the expense of the person or persons requiring the call of the meeting, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had will be prima facie evidence of the matters therein stated and, until the contrary is proved.

(2)	Every such meeting in respect of the proceedings of which minutes will have been made will be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken will be deemed to have been duly passed and taken.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§11.14  Instruments in Writing.

All actions which may be taken and all powers that may be exercised by the Registered Debenture holders at a meeting held as provided in this Article 11 may also be taken and exercised by Registered Debenture holders holding not less than 75% of the aggregate in principal of all of the then outstanding Debentures by an instrument in writing signed in one or more counterparts by such Registered Debenture holders in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Indenture will include an instrument so signed.

§11.15  Binding Effect of Resolutions.

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 11 at a meeting of Registered Debenture holders will be binding upon all the Debenture holders, whether present at or absent from such meeting, and every instrument in writing signed by Registered Debenture holders in accordance with §11.14 will be binding upon all the Debenture holders, whether signatories thereto or not, and each and every Debenture holder and the Debenture Agent (subject to the provisions for indemnity herein contained) will be bound to give effect accordingly to every such resolution and instrument in writing.

§11.16  Holdings by Puget Disregarded.

In determining whether Registered Debenture holders holding Debentures evidencing the entitlement to acquire the required number of Class B Convertible Preferred Shares are present at a meeting of Registered Debenture holders for the purpose of determining a quorum or have concurred in any consent, waiver, Extraordinary Resolution, Debenture holders’ Request or other action under this Indenture, Debentures owned legally or beneficially by Puget will be disregarded in accordance with the provisions of §14.6.

Article 12: Supplemental Indentures

§12.1    Provision for Supplemental Indentures for Certain Purposes.

From time to time, Puget (when authorized by action of its Board of Directors) may, subject to the provisions hereof, and it will, when so directed in accordance with the provisions hereof, execute and deliver by its proper officers, indentures or instruments supplemental hereto, which thereafter will form part hereof, for any one or more or all of the following purposes:

(1)	Setting forth any adjustments resulting from the application of the provisions of Article 8;

(2)	Adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises;

(3)	Giving effect to any Extraordinary Resolution passed as provided in §11.11;

(4)	Making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Debentures on any stock market or exchange, provided that such provisions are not prejudicial to the interests of the Registered Debenture holders;

(5)	Adding to or altering the provisions hereof in respect of the transfer of Debentures, making provision for the exchange of Debentures, and making any modification in the form of the Debenture Certificates which does not affect the substance thereof;

(6)	Modifying any of the provisions of this Indenture, including relieving Puget from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief will be or become operative or effective only if such modification or relief in no way prejudices any of the rights of the Registered Debenture holders or of the Debenture Agent;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(7)	Providing for the issuance of additional Debentures hereunder, including Debentures in excess of the number set out in §6.1 and any consequential amendments hereto as may be requested by the Debenture Agent relying on the advice of Counsel;

(8)	Making any modifications required to comply with applicable laws; and

(9)	For any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that the rights of the Debenture Agent and of the Registered Debenture holders are in no way prejudiced thereby.

§12.2    Successor Entities.

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of Puget as an entirety or substantially as an entirety to or with another entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not Puget) will expressly assume, by supplemental indenture satisfactory in form to the then serving Debenture Agent and executed and delivered to such Debenture Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by Puget.

Article 13: Concerning the Debenture Agent

§13.1     Initial Debenture Agent

The initial indenture agent shall be Puget’s transfer agent as of the First Closing Date.

§13.2     Rights and Duties of Debenture Agent.

(1)	In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Debenture Agent will exercise that degree of care, diligence and skill that a reasonably prudent Debenture agent would exercise in comparable circumstances.

(2)	No provision of this Indenture will be construed to relieve the Debenture Agent from liability for its own gross negligent action, willful misconduct, bad faith or fraud under this Indenture.

(3)	The obligation of the Debenture Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Debenture Agent or the Registered Debenture holders hereunder will be conditional upon the Registered Debenture holders furnishing, when required by notice from the Debenture Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Debenture Agent to protect and to hold harmless the Debenture Agent and its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(4)	None of the provisions contained in this Indenture will require the Debenture Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(5)	The Debenture Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Registered Debenture holders, at whose instance it is acting to deposit with the Debenture Agent the Debenture Certificates held by them, for which Debentures the Debenture Agent will issue receipts.

(4)	Every provision of this Indenture that by its terms relieves the Debenture Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§13.3     Evidence, Experts and Advisers.

(1)	In addition to the reports, certificates, opinions and other evidence required by this Indenture, Puget will furnish to the Debenture Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Debenture Agent may reasonably request by written notice to Puget.

(2)	In the exercise of its rights and duties hereunder, the Debenture Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of Puget, certificates of Puget or other evidence furnished to the Debenture Agent pursuant to a request of the Debenture Agent, provided that such evidence complies with Applicable Legislation and that the Debenture Agent complies with Applicable Legislation and that the Debenture Agent examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

(3)	Whenever it is provided in this Indenture or under Applicable Legislation that Puget will deposit with the Debenture Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited will, in each and every such case, be conditions precedent to the right of Puget to have the Debenture Agent take the action to be based thereon.

(4)	The Debenture Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and will not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Debenture Agent.

(5)	The Debenture Agent may act and rely and will be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser, engineer or other expert or adviser, whether retained or employed by Puget or by the Debenture Agent, in relation to any matter arising in the administration of the agency hereof.

§13.4     Documents, Funds, etc. Held by Debenture Agent.

(1)	Any funds, securities, documents of title or other instruments that may at any time be held by the Debenture Agent on behalf of Puget or the Debenture holders will be placed in the deposit vaults of the Debenture Agent or of any United States chartered bank or deposited for safekeeping with any such bank.

(2)	Any funds held pending the application or withdrawal thereof under any provisions of this Indenture, will be held, invested and reinvested in “Permitted Investments” as directed in writing by Puget.

(3)	“Permitted Investments” will be treasury bills guaranteed by the Government of the United States of America having a term to maturity not to exceed ninety (90) days, or term deposits or bankers’ acceptances of a United States chartered bank having a term to maturity not to exceed ninety (90) days.

(4)	Unless otherwise specifically provided herein, all interest or other income received by the Debenture Agent in respect of such deposits and investments will belong to Puget.

(5)	Any written direction for the investment or release of funds received will be received by the Debenture Agent by 9:00 a.m. (New York City time) on the Business Day on which such investment or release is to be made, failing which such direction will be handled on a commercially reasonable efforts basis and may result in funds being invested or released on the next Business Day.

§13.5     Actions by Debenture Agent to Protect Interest.

The Debenture Agent will have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Registered Debenture holders.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§13.6    Debenture Agent Not Required to Give Security.

The Debenture Agent will not be required to give any bond or security in respect of the execution of the agency and powers of this Indenture or otherwise in respect of the premises.

§13.7     Protection of Debenture Agent.

By way of supplement to the provisions of any law for the time being relating to the Debenture Agent it is expressly declared and agreed, subject to any contrary obligations imposed by applicable laws, as follows:

(1)	The Debenture Agent will not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debenture Certificates (except the representation contained in §13.9 or in the authentication of the Debenture Agent on the Debenture Certificates) or be required to verify the same, but all such statements or recitals are and will be deemed to be made by Puget;

(2)	Nothing herein contained will impose any obligation on the Debenture Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(3)	The Debenture Agent will not be bound to give notice to any person or persons of the execution hereof;

(4)	The Debenture Agent will not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of Puget of any of its covenants herein contained or of any acts of any directors, officers, employees, agents or servants of Puget.

§13.8    Replacement of Debenture Agent; Successor by Merger.

(1)	The Debenture Agent may resign its agency and be discharged from all further duties and liabilities hereunder, subject to this §13.8, by giving to Puget not less than 90 days’ prior notice in writing or such shorter prior notice as Puget may accept as sufficient.

(2)	The Registered Debenture holders by Extraordinary Resolution will have power at any time to remove the existing Debenture Agent and to appoint a new Debenture agent.

(3)	Puget may remove, replace or supplement the Debenture Agent, with or without cause, in its sole discretion, but any such removal or replacement shall not impact any fees or reimbursement then due the Debenture Agent.

(4)	In the event of the Debenture Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, Puget will forthwith appoint a new Debenture agent unless a new Debenture agent has already been appointed by the Registered Debenture holders.

(5)	Failing such appointment by Puget, the retiring Debenture Agent or any Registered Debenture holder may apply to a judge of a court of competent jurisdiction in Palm Beach County, Florida, on such notice as such judge may direct, for the appointment of a new Debenture agent; but any new Debenture agent so appointed by Puget or by the Court will be subject to removal as aforesaid by the Registered Debenture holders.

(6)	Any new Debenture agent appointed under any provision of this §13.8 will be an entity authorized to carry on the business of a transfer agency throughout the United States.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(7)	On any such appointment the new Debenture agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Debenture Agent hereunder.

(8)	Upon the appointment of a successor Debenture agent, Puget will promptly notify the Registered Debenture holders thereof in the manner provided for in §14.

(9)	Any Debenture Certificates Authenticated but not delivered by a predecessor Debenture Agent may be Authenticated by the successor Debenture Agent in the name of the predecessor or successor Debenture Agent.

(10)	Any corporation into which the Debenture Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Debenture Agent will be a party, or any corporation succeeding to substantially all of the transfer agency business of the Debenture Agent will be the successor to the Debenture Agent hereunder without any further act on its part, provided that such corporation would be eligible for appointment as successor Debenture Agent under this §13.8.

§13.9      Conflict of Interest.

(1)	The Debenture Agent by acceptance of its responsibilities and rights hereunder be deemed to have represented to Puget that, to the best of its knowledge, no material conflict of interest exists between its role as a Debenture Agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 30 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its agency hereunder to a successor Debenture Agent approved by Puget and meeting the requirements set forth in §13.8.

(2)	Notwithstanding the foregoing provisions of this §13.9(1), if any such material conflict of interest exists or hereafter will exist, the validity and enforceability of this Indenture and the Debenture Certificate will not be affected in any manner whatsoever by reason thereof.

(3)	Subject to §13.9(1), the Debenture Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of Puget and generally may contract and enter into financial transactions with Puget without being liable to account for any profit made thereby.

§13.10  Acceptance of Agency

By acceptance of any of the rights or responsibilities under this Indenture, the Debenture Agent will be irrevocably deemed to have accepted the agency in this Indenture declared and provided for and to have agreed to perform the same upon the terms and conditions herein set forth.

§13.11  Debenture Agent not to be Appointed Receiver.

Neither the Debenture Agent nor any person related to the Debenture Agent will be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertakings of Puget.

§13.12  Debenture Agent not Required to Give Notice of Default.

(1)	The Debenture Agent will not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it will have been required so to do under the terms hereof nor will the Debenture Agent be required to take notice of any default hereunder unless and until notified in writing of such default, which notice will distinctly specify the default desired to be brought to the attention of the Debenture Agent and in the absence of any such notice the Debenture Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(2)	Any such notice will in no way limit any discretion herein given to the Debenture Agent to determine whether or not the Debenture Agent will take action with respect to any default.

§13.13   Anti-Money Laundering.

(1)	Puget hereby represents to the Debenture Agent that any account to be opened by, or interest to be held by the Debenture Agent in connection with this Indenture, for or to the credit of Puget either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party will promptly complete and execute forthwith a declaration in the Debenture Agent’s prescribed form as to the particulars of such third party.

(2)	The Debenture Agent will retain the right not to act and will not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Debenture Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline.

(3)	Further, should the Debenture Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it will have the right to resign on 30 days written notice to Puget, provided (i) that the Debenture Agent’s written notice will describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Debenture Agent’s satisfaction within such 30 day period, then such resignation will not be effective.

§13.14  Compliance with Privacy Code.

Puget acknowledges and agrees that

(1)	The Debenture Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about those to whom it provides services hereunder and use such information for the following purposes:

(a)	To provide the services required under this Indenture and other services that may be requested from time to time;

(b)	To help the Debenture Agent manage its servicing relationships with such individuals;

(c)	To meet the Debenture Agent’s legal and regulatory requirements; and

(d)	To perform tax reporting and to assist in verification of an individual’s identity for security purposes.

(2)	The Debenture Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Debenture Agent will make available on its website or upon request, including revisions thereto.

(3)	Some of such personal information may be transferred to service providers in the United States for data processing or storage.

(4)	Further, Puget agrees that it will not provide or cause to be provided to the Debenture Agent any personal information relating to an individual who is not a party to this Indenture unless Puget has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

§13.15  Securities Exchange Commission Certification.

(1)	Puget confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to §12 of the Exchange Act but does have reporting obligations pursuant to Sections 13 and 15(d) of the Exchange Act.

(2)	Puget covenants that in the event any class of its securities is registered pursuant to §12 of the Exchange Act or any such registration or reporting obligation is suspended or terminated by Puget in accordance with the Exchange Act, Puget will promptly deliver to the Debenture Agent an officers’ certificate notifying the Debenture Agent of such registration or termination and such other information as the Debenture Agent may require at the applicable time.

(3)	Puget acknowledges that the Debenture Agent will rely upon the foregoing representation and covenants in order to meet certain Commission obligations with respect to those clients who are required to file reports under the Exchange Act.

Article 14: General

§14.1      Notice to Puget and the Debenture Agent.

(1)	Unless herein otherwise expressly provided, any notice to be given hereunder to Puget or the Debenture Agent will be deemed to be validly given if delivered, sent by registered letter, postage prepaid or if faxed:

(a)	If to Puget: Thomas Jaspers, Chief Financial Officer; Puget Technologies, Inc.; 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432. With a copy by electronic mail to info@pugettechnologies.com.

(b)	If to the Debenture Agent: at such address as the then serving Debenture Agent has provided to Puget in writing and is reflected on Puget’s website https://pugettechnologies.com/.

and any such notice delivered in accordance with the foregoing will be deemed to have been received and given on the date of delivery or, if mailed, on the fifth Business Day following the date of mailing such notice or, if by electronic mail, on the next Business Day following the date of transmission.

(2)	Puget or the Debenture Agent, as the case may be, may from time to time notify the other in the manner provided in §14.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of Puget or the Debenture Agent, as the case may be, for all purposes of this Indenture.

(3)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Debenture Agent or to Puget hereunder could reasonably be considered unlikely to reach its destination, such notice will be valid and effective only if it is delivered to the named officer of the party to which it is addressed, as provided in §14.1(1), or given by electronic mail or other means of prepaid, transmitted and recorded communication.

§14.2    Notice to Registered Debenture holders.

(1)	Unless otherwise specifically provided herein, “written notice”, with respect to Debenture holders, includes notice by 1st class United States mail, notice by electronic mail, and, if notice is general to all Debenture holders, notice by publication in a newspaper of general circulation in the United States (e.g., The Wall Street Journal, USA Today) accompanied by notice on Puget’s corporate website (currently https://pugettechnologies.com/).

(2)	Notice to the Registered Debenture holders will also be valid and effective if delivered or sent by ordinary prepaid post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and will be deemed to have been effectively received and given on the date of delivery or, if mailed, on the third Business Day following the date of mailing such notice.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(3)	In the event that Debentures are held in the name of the Depository, a copy of such notice will also be sent by electronic communication to the Depository and will be deemed received and given on the day it is so sent.

§14.3     Ownership of Debentures.

(1)	Puget and the Debenture Agent may deem and treat the Registered Debenture holders as the absolute owners thereof for all purposes, and Puget and the Debenture Agent will not be affected by any notice or knowledge to the contrary except where Puget or the Debenture Agent is required to take notice by statute or by order of a court of competent jurisdiction.

(2)	The receipt by any Registered Debenture holder of the Class B Convertible Preferred Shares which may be acquired pursuant conversion of his, her or its Debentures will discharge Puget and the Debenture Agent with reference thereto and neither Puget nor the Debenture Agent will be bound to inquire into the title of any such holder except where Puget or the Debenture Agent is required to take notice by statute or by order of a court of competent jurisdiction.

§14.4    Satisfaction and Discharge of Indenture.

(1)	Upon the earlier of:

(a)	The date by which there will have been delivered to the Debenture Agent for conversion or cancellation all Debentures theretofore Authenticated hereunder, in the case of Certificated Debentures (or such other instructions, in a form satisfactory to the Debenture Agent), in the case of Uncertificated Debentures, or by way of standard processing through the book entry only system in the case of an Global Debenture; or

(b)	The Expiry Time and full payment by Puget of all balances due on the Debentures.

(2)	If all certificates or other entries on the register representing Class B Convertible Preferred Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Debenture Agent in accordance with such provisions, this Indenture will cease to be of further effect and upon delivery to the Debenture Agent of a certificate of Puget stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, the Debenture Agent will execute proper instruments acknowledging satisfaction of and discharging this Indenture.

§14.5	Provisions of Indenture and Debentures for the Sole Benefit of Puget, the Debenture Agent and Registered Debenture holders.

(1)	Nothing in this Indenture or in the Debentures, expressed or implied, will give or be construed to give to any person other than Puget, the Debenture Agent and the Registered Debenture holders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of Puget, the Debenture Agent and the Registered Debenture holders.

(2)	In amplification of the foregoing, other than the Debenture Agent and the Debenture holders, no person shall be deemed a third party beneficiary of this Indenture.

§14.6	Class B Convertible Preferred Shares or Debentures Owned by Puget or its Subsidiaries - Certificate to be Provided.

(1)	It is not anticipated that any of the Debentures will be owned directly by Puget but that certain Affiliates of Puget, such as its officers or directors or officers or directors of Puget subsidiaries or their family members, may own and engage in transactions involving the Debentures.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(2)	For the purpose of disregarding any Debentures owned legally or beneficially by Puget in §11.16, Puget will provide to the Debenture Agent, from time to time, a certificate of Puget setting forth as at the date of such certificate:

(a)	The names (other than the name of Puget) of the Registered Debenture holders which, to the knowledge of Puget, are owned by or held for the account of Puget; and

(b)	The number of Debentures owned legally or beneficially by Puget.

(3)	The Debenture Agent, in making the computations in §11.16, will be entitled to rely on such certificate without any additional evidence.

§14.7     Severability & Reformation.

(1)	If, in any jurisdiction, any provision of this Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision will, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

(2)	To the extent any provision of this Indenture is found unenforceable, voidable, void or against public policy by any tribunal having jurisdiction over the premises, then it shall be conclusively presumed that the parties to such proceeding have requested and empowered such tribunal, at the request of any party thereto, to reform the provisions found deficient by modifying them to conform with applicable law while most closely representing the objectives of Puget in this Indenture.

§14.8     Force Majeure.

(1)	Neither Puget nor the Debenture Agent will be liable to the other or to the Debenture holders or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).

(2)	Performance times under this Indenture will be extended for a period of time equivalent to the time lost because of any delay that is excusable under this §14.8.

§14.9    Assignment, Successors and Assigns.

This Indenture will enure to the benefit of and be binding upon Puget, the Debenture Agent, any successor Debenture Agent, the Debenture holders and their respective successors and permitted assigns.

§14.10  Rights of Rescission and Withdrawal for Holders.

(1)	Should a holder of Debentures exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it the Debenture Agent will not be responsible for ensuring the conversion is cancelled and the obligations under the Debenture restored to the holder.

(2)	In such cases, the holder will seek restoration of the Debenture directly from Puget and subsequently, Puget, upon surrender to Puget or the Debenture Agent of any Class B Convertible Preferred Shares that may have been issued, or such other procedure as agreed to by the parties, will instruct the Debenture Agent in writing, to cancel the conversion transaction and any such Class B Convertible Preferred Shares on the register, which may have already been issued upon the Debenture conversion.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(3)	The Debenture Agent will not be under any duty or obligation to take any steps to ensure or enforce that the Debentures are restored pursuant to this §14.10, nor will the Debenture Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this §14.10.

(4)	Notwithstanding the foregoing, in the event that Puget provides payments due under the Debenture Agent for distribution to the holder, the Debenture Agent will pay such funds to the holder as soon as reasonably practicable, and in so doing, the Debenture Agent will incur no liability with respect to the delivery or non-delivery of any such funds.

§14.11	License for use of Form.

(1)	This form of indenture is the property of Qest Consulting Group, Inc., a Colorado corporation that serves as a strategic consultant to Puget (“Qest”) and the use hereof by Puget, the Debenture Agent or any of the Debenture holders is authorized hereby solely for purposes of this transaction.

(2)	The use of this form or of any derivation thereof without Qest’ prior written permission is prohibited.

(3)	This Indenture will not be more strictly interpreted against Puget as a result of its authorship.

(4)	Puget, the Debenture Agent and the Debenture holders by engaging in the transactions contemplated hereby will be deemed to have acknowledged that Qest has acted as scrivener in this transaction but that Qest is neither a law firm nor an agency subject to any professional regulation or oversight.

(5)	Because of the inherent conflict of interests involved, the Debenture Agent and all Debenture holders are advised to retain independent legal counsel to review this Indenture and its schedules and incorporated materials on their behalf.

(6)	The decision by any person not to use the services of legal counsel in conjunction with this transaction will be solely at their own risk.

In witness whereof, Puget has caused this Indenture to be executed by its duly authorized officers, all as of the last date set forth below:

Signed, sealed and delivered in our presence:
PUGET TECHNOLOGIES, INC.

By:
Hermann Burckhardt, President
Dated: Effective as of April 1, 2021
Attest:
{Corporate Seal}		Thomas Jaspers, Secretary

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

Schedule “A”

Form of Debenture

For all Debentures include the following legend until such time as it is no longer required in accordance with applicable United States securities laws and Pink Open Market policies:

Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is 365 after the First Closing Date or a Subsequent Closing Date, as applicable].

For all Debentures sold outside the United States and registered in the name of the Depository, also include the following legend:

(Insert if being issued to issuer direct)

“Unless this certificate is presented by an authorized representative of the Debenture Agent to Puget Technologies, Inc. (the “issuer”) or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of [Debenture Agent], or in such other name as is requested by an authorized representative of [Debenture Agent] (and any payment is made to such other entity as is requested by an authorized representative of I[Debenture Agent]), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered holder hereof has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.”

For Debentures required to bear the legend set forth in §6.4(1) of the Debenture Indenture also include the following legend:

This Debenture and the securities deliverable upon the conversion thereof have not been registered under the United States Securities Act of 1933, as amended or under the securities laws of any state. The holder hereof, by purchasing such securities, agrees for the benefit of the issuer of such securities and its successors (“Puget”) that such securities may be offered, sold, pledged or otherwise transferred, directly or indirectly, only (a) to Puget; (b) outside the United States in accordance with Commission Rule 904 of Regulation S and in compliance with local laws and regulations; (c) in accordance with the exemption from registration provided by Commission Rule 144 or Rule 144A thereunder, if available, and in compliance with applicable state securities laws; or (d) in a transaction that does not require registration under the Securities Act or any applicable state securities laws, and, in the case of paragraph (c) or (d), the seller has prior to such transfer furnished to Puget an opinion of counsel of recognized standing in form and substance satisfactory to Puget to such effect.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

Puget Technologies, Inc.

(A publicly held Nevada corporation)

Debenture Certificate number 000

Series 2021 Class B Preferred Convertible, Subordinated Debentures

$1,000,000.00 ______________, 2021

For Value Received, Puget Technologies, Inc., a publicly held Nevada corporation (the “Puget”) subject to reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and with offices at 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 (“Puget”), pursuant to authorization reflected in a Debenture Indenture authorized by its Board of Directors effective as of the 1st day of April, 2021, a copy of which has been filed with the Commission and is available at the Commission’s EDGAR website and on Puget’s website located at https://pugettechnologies.com/ and a further copy of which is retained at the offices of its transfer agent, the provisions of which are hereby incorporated by reference herein and made a part hereof (the “Indenture”), hereby issues to

___________________________________________

Type Name

___________________________________________

Type Address

___________________________________________

Type Social Security or Federal Employer Identification Number

Pursuant to this certificate, Puget hereby promises to pay the foregoing described Debenture Holder, hereinafter collectively referred to with his, her or its successors in interest and Puget as the “Parties”), the principal sum of $_____________, together with interest thereon at the annual rate of 8%, compounded annually, and payable in one balloon installment at Maturity, through the offices of Puget’s then serving transfer agent or such other address as Puget may provide for such purpose, subject to the following terms:

Terms

1.            Basic Terms:

(a)	This Debenture is one of that series of debentures in the aggregate principal amount of $1,000,000, identical in all material terms to this one, privately placed by Puget solely to accredited investors and up to 35 non-accredited investors, pursuant to the provisions of Rule 506(b) of Regulation D promulgated under authority of the Securities Act and designated as the Series 2021 Class B Preferred Convertible, Subordinated Debentures.

(b)	This Debenture shall be payable as follows:

(1)	Interest at the annual rate of 8%, compounded annually and principal shall be payable in one aggregate balloon payment on the Maturity Date of the Debenture, subject to tender of the Debenture for cancellation.

(2)	Except in the event of a default on payment after presentation therefor, interest shall cease on the Maturity Date.

(3)	The Maturity Date of this Debenture shall be the 730th day following the later of its execution by Puget, as evinced by the date hereon, or the tender of the total price for this Debenture by Puget in cleared and immediately available funds.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(c)	The Debenture Holder may elect to subdivide this Debenture into two or more separate obligations, at his, her or its option, provided, however, that each separate resulting instrument must be in an amount of at least $1,000 in principal and must be divisible by 1,000 without resulting fraction, except as to one single certificate which will be in such amount as is required to accurately reflect the principal balance then due.

(d)	Transfers or divisions of Debentures will be affected by the Debenture Agent at the written request of the Debenture Holder, including appropriate signature guarantees with payment of bond transfer fees and taxes the responsibility of the Debenture Holder; provided, however, that unless the Debentures are properly registered pursuant to Section 5 of the Securities Act and comparable state blue sky laws in the state of the transferee’s domicile, no transfers will be effected unless accompanied by an opinion of legal counsel acceptable to Puget is providing attesting to the fact that the transfer will not violate applicable laws and detailing the factual and legal basis for such opinion.

(e)	Puget has instructed its transfer agent to reserve the quantity of Capital Stock required to be issued in the event of conversion of the Debentures and their underlying securities and shall require its transfer agent to maintain such reserved stock until the Debentures are either paid in full or converted.

2.            Security and Subordination

This Debenture is an unsecured, general obligation of Puget subordinate to Senior Indebtedness.

3.            Restrictions on transferability

(a)	Neither the Debentures nor the Class B Convertible Preferred Shares issuable upon conversion hereof have been or will be registered under the Securities Act or any applicable securities laws of any state of the United States.

(b)	Conversion of the Debentures may be affected under the laws of the United States in reliance on the exemptive provisions of Section 3(a)(9) of the Securities Act, however, the shares of Class B Convertible Preferred Shares received on conversion will be restricted securities and may not be transferred unless registered pursuant to Section 5 of the Securities Act or pursuant to an exemption from such registration requirement pursuant to exemptive provisions provided under Sections 3 and 4 thereof.

(c)	The foregoing also applies with respect to conversion of shares of Class B Convertible Preferred Stock into shares of Common Stock.

(d)	Non-United States persons may convert their Debentures and the Class B Convertible Preferred Shares in compliance with Commission Regulation S and the laws of their respective jurisdictions.

(e)	“The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended, or comparable state laws in reliance on the exemptive provisions of Rule 506(b) of Regulation D promulgated thereunder, and comparable state law provisions. These securities may not be transferred pledged or hypothecated unless they are first registered under applicable federal, state or foreign laws, or the transaction is demonstrated to be exempt from such requirements to Puget’s satisfaction.”

4.            Conversion

The right to purchase Class B Convertible Preferred Shares by conversion may only be exercised by the Debenture holder within the time set forth above by:

(a)	Duly completing and executing the conversion form (the “Conversion Form”) attached hereto; and

(b)	Surrendering this Debenture certificate with the Conversion Form, and any other information or documents required thereby, to the Debenture Agent at its principal office.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

(c)	The surrender of this Debenture Certificate and the duly completed Conversion Form will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Debenture Agent at its principal office.

(d)	Subject to adjustment thereof in the events and in the manner set forth in the Debenture Indenture hereinafter referred to, the conversion price for each Class B Convertible Preferred Share upon the conversion of Debentures will be $1.75 per Class B Convertible Preferred Share (the “Conversion Price”).

(e)	Certificates for the Class B Convertible Preferred Shares subscribed for will be mailed to the persons specified in the Conversion Form at their respective addresses specified therein or, if so specified in the Conversion Form, delivered to such persons at the office of the Debenture Agent where this Debenture Certificate is surrendered.

(f)	If fewer Class B Convertible Preferred Shares are converted than the number that can be converted pursuant to the balance due under this Debenture, the holder hereof will be entitled to receive without charge a new Debenture Certificate in respect of the balance then due under this Debenture.

(g)	No fractional Class B Convertible Preferred Shares will be issued upon conversion of any Debenture but an aggregate rounded up to one whole share combining all the fractional shares to which a Debenture holder would be entitled if cumulated will be issuable upon request on the Maturity Date.

5.	Debenture Indenture

(a)	This Debenture Certificate evidences Debentures of Puget issued or issuable under the provisions of a Debenture indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Debenture Indenture”) dated as of April 1, 2021 to which reference is hereby made for particulars of the rights of the holders of Debentures and the duties of Puget and the Debenture Agent in respect thereof and the terms and conditions on which the Debentures are issued and held, all to the same effect as if the provisions of the Debenture Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents.

(b)	The Debenture Indenture has been filed with the Commission and a copy thereof is available at the Commission’s EDGAR website (www.sec.gov) as well as in Puget’s website at https://pugettechnologies.com/.

(c)	The definitions contained in the Indenture are hereby incorporated by reference herein. In the event of any conflict between the provisions of this Debenture Certificate and the Debenture Indenture, the provisions of the Debenture Indenture will govern.

6.	Subdivision and Transfer of Debentures

(a)	On presentation at the principal office of the Debenture Agent, subject to the provisions of the Debenture Indenture and on compliance with the reasonable requirements of the Debenture Agent, one or more Debenture Certificates may be exchanged for one or more Debenture Certificates all but one of which must be divisible by $1,000 United States dollars in principal.

(b)	Debentures may only be transferred (in compliance with the conditions of the Debenture Indenture) on the register to be kept by the Debenture Agent (or such other registrar as Puget may appoint) at such other place or places, if any, as may be designated, upon surrender of this Debenture Certificate to the Debenture Agent (or other registrar) accompanied by a written instrument of transfer in form and execution satisfactory to the Debenture Agent or other registrar, upon compliance with the conditions prescribed in the Debenture Indenture with such reasonable requirements as the Debenture Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Debenture Agent or other registrar.

(c)	Time is of the essence hereof.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

7.	Adjustments in Conversion Price

The Debenture Indenture contains provisions for the adjustment of the Conversion Price payable for each Class B Convertible Preferred Share upon the conversion of Debentures and the number of Class B Convertible Preferred Shares issuable upon the conversion of Debentures in the events and in the manner set forth therein.

8.            Binding Nature of Debenture Holder Resolutions

The Debenture Indenture contains provisions making binding on all holders of Debentures outstanding thereunder resolutions passed at meetings of holders of Debentures held in accordance with the provisions of the Debenture Indenture and instruments in writing signed by Debenture holders of Debentures entitled to purchase a specific majority of the Class B Convertible Preferred Shares that can be purchased pursuant to such Debentures.

9.	No Rights as Shareholders

Nothing contained in this Debenture Certificate, the Debenture Indenture or elsewhere will be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Class B Convertible Preferred Shares or any other right or interest except as herein and in the Debenture Indenture expressly provided.

14.          Governing Provisions, Governing Law & Validity

(a)	In the event of any discrepancy between anything contained in this Debenture Certificate and the terms and conditions of the Debenture Indenture, the terms and conditions of the Debenture Indenture will govern, consequently, it is essential that all subscribers and their advisors carefully review all the terms and provisions of such Indenture.

(b)	The Debentures and the Debenture Indenture (including all documents relating thereto) will be construed in accordance with the laws of the State of Nevada (except with respect of choice of law provisions) and the federal laws applicable therein and will be treated in all respects as Nevada contracts.

(c)	Each of the Parties, which will include the Debenture Agent and the Debenture holders as third party beneficiaries, irrevocably attorns to the exclusive jurisdiction of the courts of the State of Florida with respect to all matters arising out of this Indenture and the transactions contemplated herein and any proceedings related thereto will be held in Palm Beach County, Florida.

(d)	Notwithstanding the foregoing, all disputes or required interpretations arising directly or indirectly under this Indenture shall be resolved through mediation, and if unsuccessful, through binding arbitration, as provided in the Debenture Indenture.

(e)	This Debenture Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Debenture Agent.

In Witness Whereof, Puget has executed this instrument on this __ day of _________, 2021.

PUGET TECHNOLOGIES, INC.

By:
Hermann Burckhardt, President
[Corporate Seal]
Attest:
Thomas Jaspers, Secretary

Debenture Agent: ____________________________

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

Schedule “B”

Form for Transfer

To: [Debenture Agent]

For value received the undersigned hereby sells, assigns and transfers to

_____________________________________________________________________________________

_______________________________________________________________________ (print name and address) the Debentures represented by this Debenture Certificate and hereby irrevocable constitutes and appoints the Debenture Agent as its attorney-in-fact with full power of substitution to transfer the said securities on the appropriate register of the Debenture Agent.

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Debenture indenture dated as of April 1, 2021 between Puget Technologies, Inc., a publicly held Nevada corporation and [Debenture Agent].

In the case of a Debenture Certificate that contains a U.S. restrictive legend substantially in the form set forth in §6.4(1) of the Debenture Indenture, the undersigned hereby represents, Debentures and certifies that (one (only) of the following must be checked):

☐  the transfer is being made only to Puget; or

☐  the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule “D” to the Debenture Indenture, or

☐  the transfer is being made pursuant to the exemption from the registration requirements of the Securities Act provided by (i) Rule 144 under the Securities Act or (ii) Rule 144A under the Securities Act, and in either case in accordance with applicable state securities laws; or

☐  the transfer is being made in another transaction that does not require registration under the Securities Act or any applicable state securities laws.

In the case of a transfer in accordance with (C) or (D) above, Puget must first have received an opinion of counsel of recognized standing, or other evidence, in either case in form and substance reasonably satisfactory to Puget, to such effect.

Dated this ____ day of_________________, 20____.

Space for Guarantees of Signatures (Below)

Signature of Transferor

Guarantor’s Signature/Stamp	Name of Transferor

Reason for Transfer – For United States of America Citizens or Residents only (where the individual(s) or corporation receiving the securities is a United States of America citizen or resident). Please select only one (see instructions below).

☐  Gift  ☐  Estate  ☐  Private Sale  ☐  Other (or no change in ownership)

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

Date of Event (Date of gift, death or sale):	Value per Debenture on the date of event:

Certain requirements relating to transfers – read carefully

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All Debenture holders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the Debenture Agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of transfer, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

The United States of America: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

Outside The United States of America: For holders located outside The United States of America, present the certificates(s) or document(s) that require a guarantee to a local financial institution that has a corresponding United States or American Affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding Affiliate will arrange for the signature to be over-guaranteed.

Reason for transfer – for citizens or residents of the United States of America only

Consistent with United States Internal Revenue Service regulations, the Debenture Agent is required to request cost basis information from United States of America Debenture holders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e., date of gift, date of death of the Debenture holder, or the date the private sale took place).

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________________________

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

Schedule “C”

Conversion Form

TO:	Puget Technologies, Inc., 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

AND TO:	[Debenture Agent]

The undersigned holder of the Debentures evidenced by this Debenture Certificate hereby exercises the right to acquire ____________ (A) Class B Convertible Preferred Shares of Puget Technologies, Inc., a publicly held Nevada corporation by conversion as set forth in the Debenture Indenture.

Conversion Price Deductible from balance due on Debenture: $_______________

(A) multiplied by $1.75, subject to adjustment

The undersigned hereby exercises the right to be issued, and hereby subscribes for, Class B Convertible Preferred Shares that are issuable pursuant to the conversion of this Debentures on the terms specified in this Debenture Certificate and in the Debenture Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Class B Convertible Preferred Shares received on conversion may be subject to restrictions on resale under applicable securities legislation.

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Debenture indenture dated as of April 1, 2021 promulgated by Puget Technologies, Inc., a publicly held Nevada corporation.

The undersigned represents, warrants and certifies as follows (one only) of the following must be checked):

☐  He, she or it is not in the United States (as defined in Regulation S (“Regulation S”) under the Securities Act; (ii) is not a U.S. Person as defined in Regulation S; (iii) is not exercising the Debentures on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (iv) did not acquire the Debentures in the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (v) did not receive an offer to convert the Debentures in the United States; and (vi) did not execute or deliver this Conversion Form in the United States, and has, in all other respects, complied with the terms of Regulation S in connection herewith.

☐  He, she or it is the original purchaser from Puget of the Debentures being converted and at the time of such acquisition was a U.S. Person or was in the United States (or was acting on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States), and confirms, as of the date of hereof, each of the representations, warranties, certifications and agreements made by it in connection with its acquisition of such Debentures, including, without limitation, its status as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, as though such representations, warranties, certifications and agreements were made on the date hereof and in respect of the acquisition of the Class B Convertible Preferred Shares issuable upon conversion of the Debentures being converted.

☐  An exemption from the registration requirements of the Securities Act and all applicable state securities laws is available for the conversion of the Debentures, and attached hereto is a written opinion of U.S. counsel or other evidence in form and substance reasonably satisfactory to Puget to that effect.

It is understood that Puget and the Debenture Agent may require evidence to verify the foregoing representations.

Notes:	(1)	7Class B Convertible Preferred Shares will not be registered or delivered to an address in the United States unless Box B or C above is checked and the applicable requirements have been satisfied.

(2)	If Box C above is checked, holders are encouraged to consult with Puget and the Debenture Agent in advance to determine that the legal opinion or other evidence tendered in connection with the conversion will be satisfactory in form and substance to Puget.

(3)	“United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the Securities Act.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

The undersigned hereby irrevocably directs that the Class B Convertible Preferred Shares be issued, registered and delivered as follows:

Name(s) in full and Social Security number(s) (if applicable)	Address(es)	Number of Class B Convertible Preferred Shares

Please print full name in which certificates representing the Class B Convertible Preferred Shares are to be issued. If any Class B Convertible Preferred Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Debenture Agent all transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

Once completed and executed, this Conversion Form must be mailed or delivered to [Debenture Agent].

Dated this ____day of _____, 20__.

Witnesses (2)	(Signature of Debenture holder, to be the same as appears on the face of this Debenture Certificate)

Name of Registered Debenture holder

☐   Please check if the certificates representing the Class B Convertible Preferred Shares are to be delivered at the office where this Debenture Certificate is surrendered. If not, such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Debenture Certificate to the Debenture Agent.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/

Schedule “D”

Form Of Declaration For Removal Of Legend

To:	Puget Technologies, Inc., 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

And To:	[Debenture Agent], as registrar and transfer agent for the Debentures and Class B Convertible Preferred Shares issuable upon conversion of the Debentures of Puget Technologies, Inc., a publicly held Nevada corporation

The undersigned (a) acknowledges that the sale of the securities of Puget Technologies, Inc., (“Puget”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) and (b) certifies that (1) the undersigned is not an Affiliate of Puget as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of The New York City Stock Exchange or any other designated offshore securities market as defined in Regulation S under the Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any Affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated this ____day of _____________, 20__.

Witnesses (2)	(Name of Seller)
By:
Name:
Title:

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535
info@pugettechnologies.com * https://pugettechnologies.com/